UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Energy XXI Gulf Coast, Inc.

(Name of Registrant as Specified In Its Charter)
N/A
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Dear Energy XXI Gulf Coast, Inc. Stockholder:

You are cordially invited to attend our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”). The 2017 Annual Meeting will be held on May 10, 2017, at 10:00 a.m. (local time) at 1021 Main Street, 25th Floor, Houston, Texas 77002.

At the 2017 Annual Meeting, you will be asked to:

(1)	Elect the seven nominees for director named in this proxy statement to the Board of Directors to serve until our 2018 annual meeting of stockholders (the “2018 Annual Meeting”) and their successors are elected and qualified;
(2)	Vote, on a non-binding advisory basis, to approve the compensation of our named executive officers (say on pay);
(3)	Vote, on a non-binding advisory basis, to approve the frequency of future advisory votes on the compensation of our named executive officers;
(4)	Ratify the appointment of Ernst & Young LLP as our independent registered public accountants for fiscal year 2017; and
(5)	Address any other matters that properly come before the 2017 Annual Meeting and any adjournments or postponements of the meeting.

Your vote is important. Whether or not you plan to attend the 2017 Annual Meeting in person, it is important that your shares be represented and voted. We urge you to review the accompanying materials carefully and vote as promptly as possible. You may transmit your vote via the internet, via the telephone or you may complete and return a proxy card. Your cooperation is appreciated.

Sincerely,

Michael S. Reddin
Chairman of the Board

Douglas E. Brooks
Chief Executive Officer and President

Houston, Texas
April 19, 2017

1021 Main Street
Suite 2626
Houston, Texas 77002

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 10, 2017

April 19, 2017

Date:	Wednesday, May 10, 2017
Time:	10:00 a.m. (local time)
Place:	1021 Main Street, 25th Floor, Houston, Texas 77002
Purpose:	The following items of business will be considered and are described in the attached proxy statement:
(1)	Elect the seven nominees for director named in this proxy statement to the Board of Directors to serve until our 2018 Annual Meeting and their successors are elected and qualified;
(2)	Vote, on a non-binding advisory basis, to approve the compensation of our named executive officers (say on pay);
(3)	Vote, on a non-binding advisory basis, to approve the frequency of future advisory votes on the compensation of our named executive officers;
(4)	Ratify the appointment of Ernst & Young LLP as our independent registered public accountants for fiscal year 2017; and
(5)	Address any other matters that properly come before the 2017 Annual Meeting and any adjournments or postponements of the meeting.

Only stockholders who own shares of common stock, par value $0.01 (“Common Stock”) of the Company at the close of business on April 10, 2017 are entitled to notice of, and can vote at, the 2017 Annual Meeting or any adjournments or postponements thereof. Your vote is important. We urge you to review the accompanying materials carefully and vote as promptly as possible. You may transmit your vote via the internet, via the telephone or you may complete and return a proxy card. If you have any questions concerning this proxy statement, would like additional copies, or need help voting your shares of Common Stock, please contact our proxy solicitor, by calling the toll-free number: 888-742-1305.

BY ORDER OF THE BOARD OF DIRECTORS

Michael S. Reddin
Chairman of the Board

Douglas E. Brooks
Chief Executive Officer and President

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2017

Our Proxy Statement and our Transition Report on Form 10-K for the transition period ended
December 31, 2016 are available at http://www.cstproxy.com/energyxxi/2017.

Energy XXI Gulf Coast, Inc.

i

ii

EXPLANATORY NOTE

On April 14, 2016 (the “Petition Date”), Energy XXI Ltd (“EXXI Ltd” or the “Predecessor”), an exempt company incorporated under the laws of Bermuda and predecessor of the Company, the Company, then an indirect wholly-owned subsidiary of EXXI Ltd, EPL Oil & Gas, Inc., an indirect wholly-owned subsidiary of EXXI Ltd and certain other indirect wholly-owned subsidiaries of EXXI Ltd (collectively, the “Debtors”) filed voluntary petitions for reorganization (the “Bankruptcy Petitions”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division seeking relief under the provisions of chapter 11 of Title 11 of the United States Code (“Chapter 11” and such proceedings the “Chapter 11 Cases”).

In connection therewith, EXXI Ltd and its subsidiaries completed a series of internal reorganization transactions pursuant to which EXXI Ltd transferred all of its remaining assets to the Company. On December 30, 2016 (the “Emergence Date”), the entities emerged from bankruptcy and shares of common stock and common stock warrants of the Company were distributed to creditors of EXXI Ltd and certain of its subsidiaries pursuant to the Second Amended Proposed Joint Chapter 11 Plan of Reorganization (as amended, modified, or supplemented from time to time, the “Plan”).

Concurrently with the filing of the Bankruptcy Petitions, EXXI Ltd filed a petition seeking an order for liquidation of EXXI Ltd in the Supreme Court of Bermuda (the “Bermuda Court”) (the “Bermuda Proceeding”). On April 15, 2016, John C. McKenna was appointed as provisional liquidator (“Provisional Liquidator”) by the Bermuda Court. Consistent with the Plan, the Bermuda Court entered a winding up order with respect to Energy XXI Ltd on January 20, 2017. The Provisional Liquidator will move forward with the formal liquidation of these entities consistent with Bermuda law and the Plan. The liquidation is likely to be completed during the first half of 2017, and EXXI Ltd will, at such conclusion, be dissolved.

On the Emergence Date, each of the members of the Board of Directors of EXXI Ltd (the “Predecessor Board”) resigned, Bruce W. Busmire resigned as director of the Company, and, by operation of the Plan, John D. Schiller, Jr., an existing director of the Company, Michael S. Bahorich, George Kollitides, Steven Pully, Michael S. Reddin, James W. Swent III and Charles W. Wampler became members of our Board of Directors, or Board.

On February 2, 2017, John D. Schiller, Jr. resigned from his position as President and Chief Executive Officer of the Company and also ceased to serve as a member of the Board. As a result, on February 2, 2017, the Board appointed Michael S. Reddin, the Company’s Chairman of the Board, to serve as the Company’s Chief Executive Officer and President on an interim basis, while continuing to serve as Chairman of the Board. The Board also appointed director James W. Swent III as Lead Independent Director.

On April 17, 2017, our Board of Directors appointed Douglas E. Brooks as Chief Executive Officer and President of the Company, effective immediately, and, based on the recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), approved an employment agreement dated the same date (the “Brooks Employment Agreement”) between the Company and Mr. Brooks. Pursuant to the Brooks Employment Agreement, Mr. Brooks’s employment with the Company began upon execution of that agreement. In connection with the Board’s approval of the Brooks Employment Agreement, the Board increased the size of the Board from six to seven directors and appointed Mr. Brooks to fill the newly-created directorship. Mr. Brooks is being nominated for election as a director at the 2017 Annual Meeting. A copy of the Brooks Employment Agreement was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 99.1 to the Current Report on Form 8-K filed on April 18, 2017.

ENERGY XXI GULF COAST, INC.
1021 Main Street, Suite 2626
Houston, TX 77002

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 10, 2017

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

1.  Why am I receiving these proxy materials?

Our Board of Directors is soliciting your proxy to vote at our 2017 Annual Meeting. We have made these proxy materials available to you electronically or delivered printed proxy materials to you. This proxy statement and form of proxy are first being sent or given to stockholders on or about April 21, 2017. This proxy statement summarizes the information that you need to know in order to cast your vote. You do not need to attend the 2017 Annual Meeting in person to vote your shares.

2.  When and where is the 2017 Annual Meeting?

May 10, 2017, at 10:00 a.m. (local time) at 1021 Main Street, 25th Floor, Houston, Texas 77002.

If you plan on attending the 2017 Annual Meeting in person and need directions to the meeting site, please contact Investor Relations at (713) 351-3000.

3.  What are the rules of admission to the 2017 Annual Meeting if I attend in person?

•	Only stockholders of record as of April 10, 2017 (the record date) and their accompanied guests, or the holders of their valid proxies, will be permitted to attend.
•	Each person attending will be asked to present valid government-issued picture identification, such as a driver’s license or a passport, before being admitted to the meeting.
•	Stockholders who hold their shares through a broker or nominee (i.e., in “street name”) will be asked to provide proof of their beneficial ownership as of April 10, 2017 such as a brokerage statement showing their ownership as of that date, and will also have to present a “legal” proxy from the record holder of their shares.
•	Cameras, recording devices and other electronic devices will not be permitted at the 2017 Annual Meeting.

4.  Who can vote at the 2017 Annual Meeting?

We had 33,211,594 shares of Common Stock outstanding at April 10, 2017. Each stockholder of record at April 10, 2017 is entitled to one vote on each of the proposals for each share of Common Stock held.

5.  How many shares must be present to hold the 2017 Annual Meeting?

We must have a “quorum” — the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the 2017 Annual Meeting — to conduct business at the 2017 Annual Meeting. Common Stock represented in person or by proxy, including Common Stock represented by proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to the company but marked by brokers as “not voted” (“broker non-votes”), will be counted for purposes of determining whether a quorum is present. If a quorum is not present at the 2017 Annual Meeting, the meeting may be adjourned from time to time until a quorum is obtained.

6.  On what matters am I voting and how does the Board of Directors recommend I vote?

At the 2017 Annual Meeting, you will be asked to:

(1)	Elect the seven nominees for director named in this proxy statement to the Board of Directors to serve until our 2018 Annual Meeting and their successors are elected and qualified;
(2)	Vote, on a non-binding advisory basis, to approve the compensation of our named executive officers (say on pay);
(3)	Vote, on a non-binding advisory basis, to approve the frequency of future advisory votes on the compensation of our named executive officers;
(4)	Ratify the appointment of Ernst & Young LLP as our independent registered public accountants for fiscal year 2017; and
(5)	Address any other matters that properly come before the 2017 Annual Meeting and any adjournments or postponements of the meeting.

Our Board of Directors recommends that you vote FOR the election of all director nominees listed in Proposal 1, FOR Proposals 2 and 4, and a ONE YEAR frequency for Proposal 3 at the 2017 Annual Meeting.

We do not expect any matters to be presented for action at the meeting other than the matters described in this proxy statement. By signing and returning a proxy card, however, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the 2017 Annual Meeting or any adjournment or postponement thereof, and they intend to vote on any such other matter in accordance with their best judgment.

7.  Who counts the votes and what vote is required to approve each proposal?

Our Board of Directors has appointed Karen Westall as the inspector of elections for the 2017 Annual Meeting. The inspector of elections will separately calculate affirmative, negative and withheld votes, abstentions and broker non-votes for each of the proposals.

The vote required to pass each proposal is as follows:

Proposal	Voting Options	Vote Required to Adopt Proposal	Effect of Abstentions	Effect of Broker Non-Votes
Election of directors	For or withhold on each nominee	Affirmative vote of a plurality of votes cast	Withheld votes will not count “for” or “against” such nominee, and will not be counted as votes cast on such proposal	No effect
Approval, on a non-binding advisory basis, of our named executive officers’ compensation	For, against or abstain	Affirmative vote of a majority of Common Stock present in person or represented by proxy and entitled to vote	Will be counted as a vote “against” such matter	No effect

Approval, on a non-binding advisory basis of the frequency of future advisory votes on our named executive officers’ compensation	One year, two years, three years or abstain	Affirmative vote of a majority of Common Stock present in person or represented by proxy and entitled to vote. In absence of a majority, a plurality of Common Stock present in person or represented by proxy and entitled to vote.	No practical effect	No effect
Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017	For, against or abstain	Affirmative vote of a majority of Common Stock present in person or represented by proxy and entitled to vote	Will be counted as a vote “against” such matter	Not applicable
Any other matters properly before the 2017 Annual Meeting	For, against or abstain	Affirmative vote of a majority of Common Stock present in person or represented by proxy and entitled to vote	Will be counted as a vote “against” such matter	No effect

8.  What happens if a director nominee becomes unable to stand for election?

If any of our director candidates become unavailable for any reason before the election, we may reduce the number of our directors serving on our Board of Directors or a substitute candidate may be designated.

We have no reason to believe that our director candidates will be unavailable. If a substitute candidate is designated, Hugh A. Menown and Scott Heck (the management proxy holders) will vote your Common Stock for such substitute if they are instructed to do so by our Board of Directors or, if our Board of Directors does not do so, in accordance with their own best judgment.

9.  Who pays the expenses of proxy solicitation?

We will bear the entire cost of preparing, printing and soliciting proxies. We have retained Laurel Hill Advisory Group, an independent proxy solicitation firm, to assist us in soliciting proxies for an estimated fee of $5,000, plus reasonable out-of-pocket expenses. We may also reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of our Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies (without additional compensation) in person or by other means of communication.

10.  Can stockholders make proposals?

Our Board of Directors does not intend to bring any other matters before the 2017 Annual Meeting and has not been informed that any other matters are to be presented by others. Our Bylaws contain several requirements that must be satisfied in order for any of our stockholders to bring a proposal before one of our annual meetings, including a requirement of delivering proper advance notice to us. Stockholders are advised to review our Bylaws if they intend to present a proposal at any of our annual meetings.

You may submit proposals for consideration at future stockholder meetings, including director nominations. Please read “Stockholder Proposals for 2018 Annual Meeting” for information regarding the submission of stockholder proposals and director nominations for consideration at next year’s annual meeting.

11.  How do I vote my Common Stock?

Record holders may vote their Common Stock in person at the 2017 Annual Meeting or may give us or their designated representative their proxy. We recommend you vote by proxy even if you plan to attend the 2017 Annual Meeting as you can always change your vote at the 2017 Annual Meeting. If you have any questions, would like additional copies or need assistance voting your Common Stock, please contact the Laurel Hill Advisory Group, our proxy solicitor, by calling the toll-free number: 888-742-1305.

Record holders may vote their Common Stock or submit a proxy to have their Common Stock voted by one of the following methods:

•	Internet. You may submit a proxy electronically on the Internet by following the instructions at the website listed on your proxy card. You will need the control number that appears on your proxy card to vote online. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., New York time, on May 9, 2017.
•	Telephone. You may submit a proxy by telephone (from U.S. only) using the toll-free number listed on your proxy card. The telephone number is toll free, at no charge to our stockholders. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 7:00 p.m., New York time, on May 9, 2017. An agent will be available to answer questions from 8:00 a.m. through 8:00 p.m. (New York time), Monday through Friday.
•	Mail. You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.
•	In person. You may vote in person at the 2017 Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

12.  What if my Common Stock is held in someone else’s name?

If your Common Stock is held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the 2017 Annual Meeting.

However, since you are not the stockholder of record (record holder), you may not vote this Common Stock in person at the 2017 Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the Common Stock.

If you hold your Common Stock in street name, you will receive instructions from your broker or other nominee describing how to vote your Common Stock. If you do not instruct your broker or nominee how to vote your Common Stock, they may vote your Common Stock as they decide as to each matter for which they have discretionary authority.

There are also non-discretionary matters for which brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your Common Stock and the broker or other nominee indicates it does not have authority to vote such Common Stock on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

Proposals 1 – 3 are not considered “routine,” and, therefore, the Common Stock held by brokers will not be voted on those proposals without specific instruction from the beneficial holder of that Common Stock. Proposal 4 is considered “routine,” and, therefore, brokers have discretionary authority to vote on that proposal if they are not provided instructions from the beneficial holder of that Common Stock.

13.  What if I change my mind after I give you my proxy?

You may revoke your proxy at any time before your Common Stock is voted at the 2017 Annual Meeting by the following methods:

•	voting at a later time by Internet or telephone;
•	providing us with a new proxy with a later date;
•	sending our Corporate Secretary a written notice of your desire to revoke your proxy; or
•	attending the 2017 Annual Meeting in person and notifying the inspector of elections of your desire to revoke your proxy. However, your proxy will not automatically be revoked merely because you attend the 2017 Annual Meeting.

If your Common Stock is held of record by an intermediary, you may submit new voting instructions by contacting your broker, bank or other nominee or you may vote in person at the 2017 Annual Meeting if you obtain a legal proxy.

PRESENTATION OF FINANCIAL STATEMENTS

Our audited consolidated financial statements for the transition period ended December 31, 2016 have been provided to stockholders by inclusion in our Transition Report on Form 10-K for the transition period ended December 31, 2016 (our “Form 10-K”) (without exhibits), mailed with the Notice of 2017 Annual Meeting of Stockholders and this proxy statement, but such statements and our Form 10-K do not constitute part of the proxy solicitation materials. Our Form 10-K is also available on our website at www.energyxxi.com.

PROPOSALS YOU MAY VOTE ON

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Our full Board of Directors currently consists of seven directors. Each director serves a one-year term, and in all cases as to each director until his or her successor shall be duly elected and qualified or until his or her earlier resignation, removal from office, death or incapacity. The election of all seven directors will take place at the 2017 Annual Meeting. Current director Steven Pully is not standing for reelection to the Board of Directors. As a result, Mr. Pully’s term will expire at the 2017 Annual Meeting. The Nomination Committee of the Board of Directors (the “Nomination Committee”) nominated Michael S. Bahorich, Douglas E. Brooks, George Kollitides, Michael S. Reddin, Stanford Springel, James W. Swent III and Charles W. Wampler, each of whom was recommended by the Board of Directors.

If elected, each of Messrs. Bahorich, Brooks, Kollitides, Reddin, Springel, Swent and Wampler will serve on our Board of Directors until our 2018 Annual Meeting, and until their successors are duly elected and qualified or until their earlier resignation or removal in accordance with our Bylaws. If any of the nominees should become unable to accept election, the management proxy holders may vote for other person(s) selected by our Board of Directors or the named proxies. We expect each nominee for election as a director at the 2017 Annual Meeting to be able to accept such nomination.

The process undertaken by the Nomination Committee in recommending qualified director candidates is described under “Board of Directors and Governance — Committees of Our Board of Directors — Nomination Committee.” Certain general information about our directors and the individual qualifications and skills of our directors that contribute to our Board of Directors’ effectiveness as a whole are described below in each director’s biographical information under “Information About Directors.”

Vote Required for Approval

An affirmative vote of a plurality of votes cast by our stockholders will be required for a nominee to be elected to our Board of Directors to serve until the 2018 Annual Meeting and until their successors have been elected and qualified or until their earlier removal or resignation from our Board of Directors. Abstentions and broker non-votes will not be counted and will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE DIRECTOR NOMINEES,
MICHAEL S. BAHORICH, DOUGLAS E. BROOKS, GEORGE KOLLITIDES,
MICHAEL S. REDDIN, STANFORD SPRINGEL, JAMES W. SWENT III
AND CHARLES W. WAMPLER

PROPOSAL NO. 2:
NON-BINDING ADVISORY VOTE TO APPROVE OUR NAMED
EXECUTIVE OFFICERS’ COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), promulgated thereunder, requires that we provide stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our named executive officers’ compensation as disclosed in this proxy statement in accordance with the rules of the SEC. This vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our named executive officers and our compensation philosophy and practices as disclosed under the “Executive Compensation” section of this proxy statement. This disclosure includes the Compensation Discussion and Analysis and compensation tables and narrative discussion following such compensation tables.

At the 2015 Annual General Meeting of the Shareholders of the Predecessor, its shareholders voted to hold non-binding advisory votes on executive compensation annually.

Consistent with that direction we have determined that it would be in the best interests of our stockholders to hold a non-binding advisory vote on the compensation of our named executive officers at the 2017 Annual Meeting, and in Proposal 3, will submit to our stockholders an advisory vote regarding the frequency at which we seek future advisory votes on our named executive officers’ compensation. We are also recommending that our stockholders vote to seek future advisory votes every year.

We understand that our executive compensation practices are important to our stockholders. Our core executive compensation philosophy is based on pay for performance, and we believe that our executive compensation program is strongly aligned with the long-term interests of our stockholders and is worthy of stockholder support. In considering how to vote on this proposal, we encourage you to review all of the relevant information in this proxy statement, including our Compensation Discussion and Analysis (including the Executive Summary), the compensation tables and the narrative discussion following the compensation tables regarding our executive compensation program.

As an advisory vote, this proposal is not binding on us or our Board of Directors. In addition, stockholders should note that the compensation decisions for executive officers of our Predecessor prior to the emergence date of December 30, 2016 were made by the Predecessor Board, each director of which resigned as of the Emergence Date in accordance with the Plan, other than John D. Schiller, who subsequently resigned from our board and left the Company. Bruce Busmire and Antonio de Pinho have also left the Company. Consequently, as it pertains to compensation in 2016, our Compensation Discussion and Analysis describes decisions made by a Predecessor Board with respect to four named executive officers only one of whom is currently with the Company. Stockholders should also note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation program are designed to operate in an integrated manner and to complement one another, in many cases it may not be feasible to change our executive compensation program in consideration of any year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. Nevertheless, our Board of Directors and the Compensation Committee will fully consider the views of our stockholders, review all appropriate alternatives to any compensation program disfavored by stockholders and implement any associated modifications and improvements deemed appropriate as soon as practicable thereafter.

Stockholders are asked to vote on the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the rules of the SEC.

Vote Required for Approval

Approval of this proposal requires an affirmative vote of a majority of Common Stock present in person or represented by proxy and entitled to vote. Accordingly, abstentions will be counted as a vote “against” approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL,
ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICERS’
COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3:
NON-BINDING ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY
VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act, and Section 14A of the Exchange Act promulgated thereunder, provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, as to their preference on how frequently we should seek future advisory votes on our named executive officers’ compensation. Given that our stockholder base has changed significantly from that of our Predecessor as a result of our entry and emergence from the Chapter 11 proceedings, we are giving our stockholders the opportunity to vote, on a non-binding, advisory basis, as to the frequency at which we seek future advisory votes on our named executive officers’ compensation at an earlier time than is required under the Dodd-Frank Act and Section 14A of the Exchange Act. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote on the compensation of our named executive officers to occur every one, two or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

We believe it is important for our stockholders to have the opportunity to provide input on our executive compensation programs more regularly. As a result, our Board of Directors recommends that we hold an advisory vote on the compensation of our named executive officers every year. In formulating its recommendation, our Board of Directors considered that our compensation program supports long-term growth in stockholder value. An annual advisory vote on executive compensation is more consistent with the long-term orientation of our business and compensation strategy, as discussed in the Compensation Discussion and Analysis section of this proxy statement. Additionally, holding an advisory vote every year will give our stockholders an annual opportunity to evaluate the effectiveness of key components to our compensation program and better provide us with input on our compensation philosophy, policies and practices. Further, we believe that determining whether executive compensation has been properly calibrated to our performance is best viewed over an annual performance period.

Although the vote on the frequency of advisory votes on executive compensation is non-binding, our Board of Directors and the Compensation Committee each value the opinions of our stockholders and recognize the importance of receiving regular input from our stockholders on important issues such as executive compensation.

Vote Required for Approval

The proxy card provides four options in connection with this proposal (holding the vote every one, two or three years, or abstaining). Stockholders will not be voting to approve or disapprove the recommendation of our Board of Directors. Because this advisory vote has three possible substantive responses (every year, every two years, or every three years), we will consider stockholders to have “approved” the frequency selected by the vote of a majority of Common Stock present in person or represented by proxy and entitled to vote. In the absence of a majority, we will consider stockholders to have “approved” the frequency selected by a plurality of Common Stock present in person or represented by proxy and entitled to vote. Abstentions will have no practical effect on the outcome of this vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY
VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

PROPOSAL NO. 4:
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2017, and our Board of Directors asks that the stockholders ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for such year. If the stockholders do not ratify the appointment Ernst & Young LLP, the adverse vote will be considered as a direction to the Audit Committee to select other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the current fiscal year, it is contemplated that the recommended appointment for the fiscal year ended December 31, 2017 will be permitted to stand by our Board of Directors unless the Audit Committee finds other reasons for making a change.

Our financial statements for the transition period ended December 31, 2016 and for the fiscal year ended June 30, 2016, were audited by BDO USA, LLP (“BDO”). On March 7, 2017, the Audit Committee approved the dismissal of BDO as the Company’s independent registered public accounting firm, subject to the completion by Ernst & Young LLP of their client acceptance procedures. These procedures were completed on March 9, 2017.

While the Audit Committee is responsible for the remuneration, retention and oversight of our independent registered public accounting firm, our Audit Committee and our Board of Directors are requesting that the stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. All services to be rendered by our independent registered public accounting firm are subject to pre-approval and review by our Audit Committee.

A representative from Ernst & Young LLP and BDO, respectively, will be present at the 2017 Annual Meeting, will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

Vote Required for Approval

An affirmative vote of a majority of Common Stock present in person or represented by proxy and entitled to vote is required for the approval of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Accordingly, abstentions will be counted as a vote “against” the appointment of Ernst & Young LLP as our independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL
OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Fees Paid to BDO

The following table sets forth the aggregate fees for professional services rendered by BDO for the transition period ended December 31, 2016 and the years ended June 30, 2016 and June 30, 2015 on behalf of the Company and its subsidiaries.

	Transition Period Ended December 31, 2016	Year Ended June 30, 2016	Year Ended June 30, 2015
Audit Fees(1)	$1,320,000	$1,793,853	$2,924,866
Audit Related Fees(2)	—	25,000	28,000
Tax Fees(3)	—	—	—
All Other Fees(4)	—	—	—
Total Fees	$1,320,000	$1,818,853	$2,952,866

(1)	For the transition period ended December 31, 2016, audit fees are fees paid to BDO for professional services related to the audit and quarterly reviews of the Company and our Predecessor, and for services that are normally provided by the accountant in connection with regulatory filings. Audit fees are fees paid to BDO for professional services in prior years related to the audit and quarterly reviews of our financial statements, including those of our subsidiaries, EPL Oil and Gas Inc. and the Company, and internal control over financial reporting and for services that are normally provided by the accountant in connection with regulatory filings. Audit fees include $28,016 related to services provided in connection with the review of registration statements, providing comfort letters and consents.
(2)	Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include, but are not limited to, special audits of employee benefit plans.
(3)	No fees were paid to BDO for tax services.
(4)	No other fees were paid to BDO.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firms

The Audit Committee pre-approved all audit and permissible non-audit services provided by BDO and will continue to do so for Ernst & Young LLP. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate pre-approval authority to one or more Audit Committee members. If so delegated, the Audit Committee member must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained.

The fees paid in the transition period ended December 31, 2016 and the fiscal years ended June 30, 2016 and June 30, 2015 included in the above table were approved by the Audit Committee in conformity with the pre-approval process.

Other

The reports of BDO on the financial statements of the Company and our Predecessor, for the transition period ended December 31, 2016 and for the years ended June 30, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended June 30, 2016, included an explanatory paragraph that described conditions that raised substantial doubt about the Company’s ability to continue as a going concern as described in Notes 1 and 3 to the financial statements and the audit report of BDO on the effectiveness of our internal control over financial reporting as of June 30, 2015 contained an adverse opinion on our internal control over financial reporting due to material weaknesses involving internal controls and procedures described below.

In connection with its audits of the transition period ended December 31, 2016 and the years ended June 30, 2016 and 2015 and reviews of the Company’s financial statements through March 9, 2017, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused them to make reference thereto in their reports on the financial statements, and no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K, except that in its 2015 report BDO advised that internal controls necessary for the registrant to develop reliable financial statements did not exist as a result of material weaknesses involving internal controls and procedures related to the following:

(i)	management failed to design and maintain controls over the documentation of hedge designations to provide reasonable assurance that derivative contracts would be properly recorded and disclosed in the consolidated financial statements; and
(ii)	the Company’s former Chief Executive Officer failed to disclose certain potential conflicts of interests which, given his leadership position and the visibility and importance of his actions to the Company’s overall system of controls, is considered a material weakness in the Company’s control environment.

At the time of the material weaknesses, the matters disclosed above were discussed by the Audit Committee and management with representatives of BDO.

The Company has authorized BDO to respond fully to the inquiries of the successor independent registered public accounting firm.

INFORMATION ABOUT DIRECTORS

The following sets forth information concerning each of the nominees for election to the Board and each continuing member of the Board of Directors, including their name, age, and principal occupation or employment for at least the past five years and the period for which such person has served as a director of the Company. There are no family relationships among any of our directors or executive officers.

As well as describing the experiences, qualifications, attributes and skills of the Company’s continuing directors, the following describes the experiences, qualifications, attributes and skills that caused the Nomination Committee and Board of Directors to determine that the persons nominated as directors to serve until the 2018 Annual Meeting should be so nominated. In addition, there are no arrangements or understandings between any of our directors and any other person pursuant to which any person was selected as a director or director nominee.

The following persons are our continuing directors or director nominees.

Name	Age (As of April 17, 2017)	Position(s) with the Company
Michael S. Bahorich	60	Director
Douglas E. Brooks	58	Chief Executive Officer, President and Director
George Kollitides	47	Director
Michael S. Reddin	57	Chairman of the Board
Stanford Springel	70	Director Nominee
James W. Swent III	66	Lead Independent Director
Charles W. Wampler	62	Director

Nominees for Election as Directors

The following information is furnished regarding the nominees who are nominated for election at the 2017 Annual Meeting and, if elected, will continue to serve on the Board of Directors until the 2018 Annual Meeting and until their respective successors are elected and qualified or until the earlier of their resignation or removal. Messrs. Bahorich, Kollitides, Reddin, Swent and Wampler are current directors of the Company and each began his term as a director on December 30, 2016. On April 17, 2017, Mr. Brooks was appointed our new Chief Executive Officer and President. In connection with the Board’s approval of the Brooks Employment Agreement, the Board increased the size of the Board from six to seven directors and appointed Mr. Brooks to fill the newly-created directorship, effective as of the same date. Mr. Springel is being nominated for election to serve on the Board of Directors for the first time.

Michael S. Bahorich is an award-winning oil and gas executive with broad technical knowledge, deep industry expertise, and experience serving on both corporate and non-profit boards. Skilled in managing operations, research, and technical service at major and independent oil companies, Mr. Bahorich recently retired from Apache Corporation where he served as an executive vice president for 15 years, most recently as Chief Technology Officer. Prior to joining Apache, Mr. Bahorich worked at Amoco Corporation, which he joined in 1981 as a Geoscientist. He has a B.S. in Geology from the University of Missouri, Columbia, and an M.S. in Geophysics from Virginia Polytechnic Institute (VPI). Mr. Bahorich previously served as a director of Global Geophysical Services. His advisory experience with non-profit organizations includes serving as a trustee of the Houston Museum of Natural Science and as a member of academic advisory boards at both Yale and Stanford Universities. The Board believes that Mr. Bahorich is qualified to serve on the Board based on his experience, education and technical knowledge as a geophysicist and senior executive with 35 years’ experience in the oil and gas industry.

Douglas E. Brooks was appointed by the Board of Directors to be the Chief Executive Officer and President of the Company on April 17, 2017 and was also appointed as a director of the Company at the same time. Mr. Brooks served as Chief Executive Officer for Yates Petroleum Corporation, a privately owned exploration and production company focused on the Delaware and Powder River basins (“Yates”), from April 2015 until Yates’s merger with EOG Resources, Inc. in October 2016. Mr. Brooks served as Chief Executive Officer of Aurora Oil & Gas Limited from October 2012 until June 2014, and as a

Senior Vice President at Forest Oil Corporation from April 2012 until October 2012. In addition, he spent 24 years with Marathon Oil Company in roles of increasing responsibility, lastly as the Director of Upstream Mergers and Acquisitions and Business Development for the Americas. Mr. Brooks has also built two private equity-sponsored firms focused on unconventional resource projects in the western U.S. Mr. Brooks currently serves on the board of directors of Chaparral Energy, Inc. and has served as a board member for Aurora Oil & Gas Limited, Magdalena Energy Company, Yates Petroleum and the Houston Producers’ Forum. Furthermore, he is currently an advisor for Hart Energy’s A&D Watch, a global energy research publication. Mr. Brooks holds a Bachelor of Science degree in Business Management from the University of Wyoming — Casper and a Masters of Business Administration, Finance from Our Lady of the Lake University in Texas. The Board believes that Mr. Brooks is qualified to serve as Chief Executive Officer, President and director of the Company based on his education and extensive experience in the oil and gas industry. He has served in senior leadership positions for a number of oil and gas companies, including as chief executive officer for multiple different companies. His current and former positions as board member for various oil and companies will also help him perform his responsibilities to the Company in his new positions.

George Kollitides is an experienced transaction, strategy and operations leader who has held principal, board and operational leadership roles in public, private and non-profit organizations. He is currently a Managing Director, Investment Committee member, and co-head of A&M Capital Opportunities (“AMCO”), a position he has held since October 2015. Prior to joining AMCO, Mr. Kollitides was Chairman and CEO of the Remington Outdoor Company from March 2012 to June 2015, and a Managing Director at Cerberus Capital Management, L.P. (“Cerberus”) from January 2004 to March 2012. Prior to Cerberus, Mr. Kollitides was the co-founder of TenX Capital Management (“TenX”), a special situations private equity firm, and a Principal at Catterton Partners. Mr. Kollitides started his career at GE, where he was six sigma trained and focused on turning around under-performing businesses, leveraged finance and private equity. Mr. Kollitides currently serves as a director on the Boards of adMarketplace, Precision Gear, Inc. and Tier 1 Group. He also serves as the Vice Chairman of the Orthopedic Foundation for Active Lifestyles and is a NY Advisory Board Member for Good Sports. Mr. Kollitides received an MBA in Finance and Management of Organizations from Columbia Business School in 1998 and a BA in Economics with a Minor in Government and Law from Lafayette College in 1991. The Board believes that Mr. Kollitides is qualified to serve on the Board based on his education and senior executive experience in business operations, asset management, risk management, and strategic planning.

Michael S. Reddin has served as Chairman of the Board since December 30, 2016, and also served, on an interim basis, as Chief Executive Officer and President from February 2, 2017 until April 17, 2017. He has over 34 years of upstream oil and gas experience in North America, having served in a wide variety of engineering, commercial and leadership roles with small, medium, and large companies. From August 2009 to April 2016, Mr. Reddin served as President and CEO of Davis Petroleum Acquisition Corp., where he also served as Chairman of the Board for the last three years. In this role, Mr. Reddin led the sale of Davis’ offshore business to another offshore operator and the merger of its onshore business with Yuma Energy, Inc. Prior to joining Davis, Mr. Reddin served as President and CEO of Kerogen Resources, Inc., Vice President of BP America’s Deepwater Gulf of Mexico Business Unit, and in various other technical, commercial and leadership roles with BP, Vastar Resources, and ARCO. Mr. Reddin currently serves on the Board of Southcross Holdings GP LLC and Midstates Petroleum Company, and previously served on the Boards of Berry Petroleum Company, Gulfport Energy, Kerogen Resources, Davis Petroleum, and several non-profit organizations. Mr. Reddin earned his BS in Mechanical Engineering from Texas A&M University. The Board believes that Mr. Reddin is qualified to serve as Chairman of the Board based on his education and extensive experience as a senior leader and board member for various companies in the oil and gas industry.

Stanford Springel, who is a nominee to the Board of Directors, retired from a 26-year career in corporate turnaround management in December 2015. Most recently, from 2002 until his retirement in 2015, Mr. Springel served as Managing Director in Alvarez & Marsal’s North American Commercial Restructuring practice, working with clients across a broad range of industries, including oilfield and environmental services, basic materials, construction, engineering, telecommunications, technology and consumer products. In his capacity as Managing Director of Alvarez & Marsal, Mr. Springel served in crisis manager or interim executive roles for Alvarez & Marsal’s clients, including both publicly and privately held companies.

He specialized in the evaluation of a business and its organization, providing leadership, developing business and recapitalization plans and managing divesture processes. Prior to his turnaround management career, Mr. Springel was the Chief Financial Officer of two publicly held companies. Mr. Springel began his business career with the General Electric Company (“GE”), where he spent 17 years in progressively responsible financial management positions in a variety of industries. Mr. Springel earned a bachelor’s degree from Dickinson College and is a graduate of GE’s Financial Management Program. He has served on the boards of directors for both publicly held and privately held companies engaged in energy services, environmental, technology, gaming, retail and manufacturing companies. Mr. Springel’s service on the boards of publicly held companies was more than five years ago. The Board believes that Mr. Springel is qualified to serve on the Board based on his prior board experience and his senior executive experience in business operations, restructurings, risk management, and strategic planning.

James W. Swent III is a proven business leader with over 35 years of experience working in North America, Europe, Asia, and Latin America. From July 2003 to December 2015, Mr. Swent served as Chief Financial Officer of Ensco plc, and as additionally as Executive Vice President from July 2012 to December 2015. Prior to that, Mr. Swent held senior leadership positions in general management, operations, finance and business development in a diverse range of industries with companies such as Memorex Telex, Rodime, Nortel, Cyrix, and American Pad and Paper. He has served on boards of public companies listed on the NYSE, NASDAQ, and London Stock Exchange. Mr. Swent earned both a Master of Business Administration in Finance and a Bachelor of Science degree from the University of California, Berkeley. The Board believes that Mr. Swent is qualified to serve as Lead Independent Director on the Board based on his education and experience as a senior executive, including as Chief Executive Officer and Chief Financial Officer of a public company, his finance and accounting expertise, as well as significant experience with mergers and acquisitions. Mr. Swent has served as the Lead Independent Director since February 2, 2017.

Charles W. Wampler is an extensively experienced oil and gas operations executive who currently serves on the boards of two oil and gas companies, including the Company. From 2007 to 2016, Mr. Wampler held roles as Chief Operating Officer of Aspect Holdings, LLC and President of Aspect Energy, LLC and General Exploration Partners, where he also served as a board member from 2009 to 2012. Mr. Wampler directed the day to day management of Aspect’s domestic operations in the U.S. Gulf Coast and international operations in Hungary and Kurdistan, Iraq. Prior to joining Aspect, Mr. Wampler was a board member and Chief Operating Officer for Lewis Energy Group, where he directed the company’s domestic exploration and production activities while also overseeing international drilling, production, and pipeline operations in Mexico and Colombia. Mr. Wampler’s previous experience includes serving as Division Operations Manager and Drilling Manager of EOG Resources and several engineering positions with Valero Producing Company and Kerr-McGee. Mr. Wampler currently serves as a director for Swift Energy Company. Mr. Wampler earned his BS in Petroleum Engineering from the University of Southwestern Louisiana. The Board believes that Mr. Wampler is qualified to serve on the Board based on his education and several decades of oil and gas industry experience in general management roles with an emphasis on operations leadership.

BOARD OF DIRECTORS AND GOVERNANCE

Role of our Board of Directors

Pursuant to our Bylaws, the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board of Directors, provided that the number of directors must not be less than one nor more than fifteen. Upon adjournment of the 2017 Annual Meeting, our Board of Directors will have seven members.

Each director holds office until the next annual meeting for the election of directors and until his successor has been duly elected and qualified or until his earlier removal or resignation. Current director Steven Pully is not standing for reelection to the Board of Directors. As a result, Mr. Pully’s term will expire at the 2017 Annual Meeting.

Our Board of Directors meets regularly to review significant developments affecting our company and to act on matters requiring Board of Directors approval. The Predecessor Board held 38 formal board meetings, in addition to the committee meetings described below, during the fiscal year ended June 30, 2016, and acted by written consent without a formal meeting four times. During fiscal year ended June 30, 2016, each director of the Predecessor Board attended at least 75% of the total number of meetings of the Predecessor Board and of the committees on which he served.

Corporate Governance

We maintain a corporate governance page on our website, which includes key information about our Code of Business Conduct and Ethics and charters for each of the committees of our Board of Directors: the Audit Committee, the Compensation Committee and the Nomination and Governance Committee. The corporate governance page can be found at www.energyxxi.com, by clicking on “Leadership” and then on “Corporate Governance.”

Board Leadership

In accordance with our Bylaws, the position of Chairman of the Board may not be held by same person who holds the position of the Chief Executive Officer, unless the two positions are held by the same person solely on an interim basis, and the Board of Directors elects a Lead Independent Director for any period in which the two positions are held by the same person. Currently, Mr. Reddin serves as the Chairman of the Board and, from February 2, 2017 until April 17, 2017, also served as the Chief Executive Officer and President on an interim basis. Mr. Swent serves as the Lead Independent Director.

Upon the Board’s appointment of Mr. Brooks as Chief Executive Officer and President, Mr. Reddin ceased serving in those two interim roles and continued to serve as Chairman of the Board. Under the terms of Mr. Reddin’s employment agreement relating to those two interim roles, Mr. Reddin will continue to serve as an employee (but not as Chief Executive Officer or President) until May 17, 2017, which is the 30th day after Mr. Brooks’s appointment. Mr. Swent will continue to serve as the Lead Independent Director until such time as the Board determines that Mr. Reddin is independent.

Our Chairman of the Board is primarily charged with:

Chairman of the Board

•	Calls and sets agendas for meetings of the Board of Directors and the stockholders
•	Chairs Board of Directors meetings and the annual meeting of stockholders
•	Establishes an agenda for each Board meeting in collaboration with our Chief Executive Officer and meeting with our Chief Executive Officer following each meeting to discuss any open issues and follow-up items;
•	Provides assistance to our Chief Executive Officer by attending selected internal business management meetings and meeting with our Chief Executive Officer as necessary;
•	Communicates with all directors on key issues
•	Works with management on effective communication with external stakeholders and employees

In the absence of the Chairman of the Board or in meetings of the non-management directors, the Lead Independent Director presides and has other duties and powers as may be prescribed by the Board of Directors or provided in our Bylaws.

Risk Management

Our Board of Directors generally administers its risk oversight function through the Board as a whole. In addition, the Board’s committees oversee risks associated with their respective areas of responsibility. Our executive officers, who report to our Chief Executive Officer, have day-to-day risk management responsibilities. Each of these executive officers regularly reports to our Board of Directors regarding the company’s financial results, the status of the company’s operations, the company’s safety performance and other aspects of implementing the company’s business strategy. The Board of Directors reviews, evaluates and discusses these risk management processes, engaging in open communication with management.

Independence

As required under the listing standards of NASDAQ (the “NASDAQ Listing Standards”), a majority of the members of our Board of Directors must qualify as independent, as affirmatively determined by our Board of Directors. NASDAQ’s independence criteria include a series of objective tests, such as that the director has not engaged in various types of business dealings with us. In addition, as further required by NASDAQ Listing Standards, the Board of Directors has made a subjective determination as to each independent director that no relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board of Directors reviewed and discussed information provided by the directors and management with regard to each director’s business and personal activities as they may relate to us and our management, including the arrangements described below. Based on this evaluation and consistent with NASDAQ’s independence criteria, our Board of Directors has affirmatively determined that Messrs. Bahorich, Kollitides, Pully, Springel, Swent and Wampler are each an independent director, as that term is defined in the NASDAQ Listing Standards. Messrs. Bahorich, Kollitides, Pully, Swent and Wampler constitute a majority of the members of our Board of Directors. If Mr. Springel is elected, Messrs. Bahorich, Kollitides, Springel, Swent and Wampler will constitute a majority of the members of our Board of Directors. Mr. Schiller was not deemed independent during his service on our Board of Directors because he served as our Chief Executive Officer and President prior to his departure from the Company on February 2, 2017. Mr. Reddin may not be deemed independent because of his interim appointment as Chief Executive Officer and President from February 2, 2017 until April 17, 2017 (in addition to his role as Chairman of the Board). However, Mr. Reddin may be determined by our Board of Directors to be independent after he ceases to serve as an employee of the Company on May 17, 2017. Mr. Brooks is not deemed independent because he serves as our Chief Executive Officer and President.

Executive Sessions and Meetings of Independent Directors

Our Board of Directors holds executive sessions of the non-management directors in conjunction with regularly scheduled meetings of our Board of Directors and throughout the year on an as-needed basis. Executive sessions do not include any of our directors who also serve as employees on a long-term basis. Executive sessions may include the Chief Executive Officer, to the extent that the discussions do not involve the performance or compensation of the Chief Executive Officer.

Board Attendance at Annual Meetings

We encourage, but do not require, our directors to attend our annual meetings either in person or by telephone. We reimburse the travel expenses of any director who travels to attend the annual meetings. At the 2015 Annual General Meeting of the Shareholders of the Predecessor, all of the directors of the Predecessor Board then serving attended in person.

Communications with our Board of Directors

Our non-management and independent directors have approved a process for stockholders to communicate with our directors. Pursuant to that process, stockholders, employees and others interested in communicating with our Board of Directors may communicate with our Board of Directors by writing to the following address:

Energy XXI Gulf Coast, Inc.
c/o Corporate Secretary
1021 Main Street, Suite 2626
Houston, Texas 77002

In any such communication, an interested person may also designate a particular director, or a committee of our Board of Directors, such as the Audit Committee. Our Corporate Secretary will forward all correspondence to our Board of Directors or the particularly designated audience, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements or patently offensive or otherwise inappropriate material. Our Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within our company for review and possible response.

Code of Business Conduct and Ethics

We have adopted our Predecessor’s Code of Business Conduct and Ethics as our “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, which applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller. A current copy of the Code of Business Conduct and Ethics is available at the “Corporate Governance” section of our website at www.energyxxi.com under “Leadership.” A copy of our Code of Business Conduct and Ethics may also be obtained free of charge upon a request directed to:

Energy XXI Gulf Coast, Inc.
c/o Investor Relations
1021 Main Street, Suite 2626
Houston, Texas 77002

We will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct and Ethics by posting such information on our website at www.energyxxi.com under “Investor Relations” and “Corporate Governance.”

Our Code of Business Conduct and Ethics includes, among other things, (a) an express prohibition on conflicts with the Company’s vendors, (b) procedures for soliciting or accepting charitable contributions from entities doing business with the Company, (c) clarifying the precise procedures for reporting potential conflicts of interest and requesting waivers, and (d) independent oversight from a chief compliance officer (the “Chief Compliance Officer”) and, in the case of executive officers and directors, the Audit Committee. The Chief Compliance Officer works with the Company’s senior management and the Board to instill a culture of compliance and encourage all employees, officers and Directors to take compliance issues seriously. In this regard, the Chief Compliance Officer is also responsible for implementing a Company-wide training program with respect to each of these policies.

Transactions with Related Parties

On the Emergence Date, the Company entered into a Registration Rights Agreement with the holders representing 10% or more of the Common Stock outstanding on that date or who acquire 10% or more of the Common Stock outstanding within six months of the Emergence Date (the “Registration Rights Agreement”). The Registration Rights Agreement provides resale registration rights for the holders’ Registerable Securities (as defined in the Registration Rights Agreement). On February 28, 2017 the Company filed a registration statement on Form S-3 for the offer and resale of the Common Stock held by the parties to the Registration Rights Agreement.

Policies and Procedures Dealing with the Review, Approval and Ratification of Related Party Transactions

As part of the Code of Business Conduct and Ethics, we have adopted procedures related to the identification of conflicts of interests, including related party transactions. In accordance with the revised Code of Business Conduct and Ethics, all Company employees and directors must avoid any activity or personal interest that creates or appears to create a conflict between personal interests and the interests of the Company. To remove any such doubts or suspicion, Company employees must disclose any actual or potential conflicts of interests associated with the Company’s business, including any related party transactions, to the Chief Compliance Officer to assess the nature and extent of any concern and how it can be resolved. However, the Company’s directors, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Executive Vice Presidents and other employees performing similar functions must disclose any such issues, including any related party transactions, to the Chairman of the Audit Committee. The related party transactions discussed above were approved in accordance with these procedures.

Committees of Our Board of Directors

Our Board of Directors currently has an Audit Committee, a Nomination and Governance Committee and a Compensation Committee.

Director	Audit	Nomination and Governance	Compensation
Michael S. Bahorich	—	M	M
George Kollitides	M	M	M
Steven Pully(1)	M	M	C
Michael S. Reddin	—	—	—
James W. Swent III	C	—	M
Charles W. Wampler	M	C	—

(1)	Appointed to the Board of Directors on December 30, 2016. Mr. Pully will not stand for reelection to the Board of Directors, and as a result his term will expire at the 2017 Annual Meeting. Following the 2017 Annual Meeting, the Board of Directors will appoint a new Compensation Committee Chairman and consider other committee changes deemed appropriate.

C = Chairman M = Member

Audit Committee

The Company’s Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements by assisting the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditors, and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee is composed of Messrs. Swent (who serves as its chair), Kollitides, Pully and Wampler, each of whom is an independent director under Rule 10A-3 under the Exchange Act and the NASDAQ Listing Standards. Our Board also has determined that each member of the Audit Committee is financially literate and that Mr. Swent has the necessary accounting and financial expertise to serve as chair. Further, our Board has determined that Mr. Swent is an “audit committee financial expert” following a determination that Mr. Swent met the criteria for such designation under the SEC’s rules and regulations.

The Audit Committee operates under a written charter adopted by our Board, a current copy of which is available on our website at www.energyxxi.com and can be accessed by clicking on “Leadership” and then on “Corporate Governance.” Our Predecessor’s Audit Committee met 7 times during the fiscal year ended June 30, 2016.

The Audit Committee recommends the annual appointment of our independent registered public accounting firm with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, and reviews accounting principles we will use in financial reporting, internal auditing procedures and the adequacy of our internal control procedures.

Compensation Committee

The Company’s Compensation Committee establishes salaries, incentives and other forms of compensation for executive officers. The Compensation Committee also administers the Company’s incentive compensation and benefit plans. The Company’s Compensation Committee is composed of Messrs. Pully (who serves as its chair), Bahorich, Kollitides and Swent. Following the 2017 Annual Meeting, a new Compensation Committee Chairman will be appointed.

The Compensation Committee operates under a written charter adopted by our Board, a current copy of which is available on our website at www.energyxxi.com and can be accessed by clicking on “Leadership” and then on “Corporate Governance.” Our Predecessor’s Compensation Committee met 10 times during the fiscal year ended June 30, 2016.

The Compensation Committee evaluates the performance of our officers, reviews overall management compensation and benefits policies, and reviews and recommends employee benefits plans, options and/or restricted share grants and other incentive arrangements.

Nomination and Governance Committee

The Company’s Nomination and Governance Committee identifies, evaluates and recommends qualified nominees to serve on the Company’s Board, develops and oversees the Company’s internal corporate governance processes and the Board’s composition and committee membership. The Nomination and Governance Committee is composed of Messrs. Wampler (who serves as its chair), Bahorich, Pully and Kollitides, all of whom are independent under the NASDAQ Listing Standards. Mr. Reddin previously served on the Nomination and Governance Committee, but he resigned upon his interim appointment as Chief Executive Officer and President effective February 2, 2017 and was replaced by Mr. Kollitides.

The Nomination and Governance Committee operates under a written charter adopted by our Board, a current copy of which is available on our website at www.energyxxi.com and can be accessed by clicking on “Leadership” and then on “Corporate Governance.” Our Predecessor’s Nomination and Governance Committee met 8 times during the fiscal year ended June 30, 2016.

The primary purposes of the Nomination and Governance Committee are to: identify individuals qualified to become members of our Board and recommend such individuals to our Board for nomination for election, make recommendations to our Board concerning committee appointments and provide oversight of the corporate governance affairs of our Board and our Company.

Director Nomination Process

Our Nomination and Governance Committee has a policy of considering candidates for director, including those candidates recommended by our stockholders. The Nomination and Governance Committee reviews candidates based on general criteria it has established for membership on our Board, including, among other things, such candidates’ integrity, independence, diversity of experience and leadership. Our Nomination and Governance Committee uses the same processes in evaluating nominations for our Board, irrespective of whether the nomination is made by a stockholder or by a member of our Board.

Although our Nomination and Governance Committee has not established any fixed qualifications for an acceptable nominee to our Board, our Nomination and Governance Committee believes our directors should possess the highest personal and professional ethics, integrity and values, be committed to representing the long-term interests of our stockholders and be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively. In addition, our directors should be committed to serve on our Board for an extended period of time and should not serve on the boards of business entities competitive with us, unless doing so would not impair the director’s service on our Board. While the Board does not have a formal policy on diversity, the Board seeks candidates who, in addition to providing a range of talents and expertise, are sufficiently diverse as to provide a range of perspectives representative of the interests of constituencies served or to be considered from time to time by the Board of Directors, including our stockholders and our employees. Our Nomination and Governance Committee does not have a formal process for identifying and evaluating nominees for directors, but rather uses its network of contacts to identify and evaluate potential candidates.

Any stockholder desiring to nominate qualified candidates for election as a director to our Board must submit to our Corporate Secretary a notice, executed by such stockholder (not being the person proposed as a candidate) prior to a contemplated annual meeting and received no fewer than 90 nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting, of the intention to propose such candidate. The notice must set forth as to each person whom the stockholder proposes to nominate for director:

•	the name, age, business address and residence address of such person;
•	the principal occupation or employment of such person;
•	the class, series and number of shares of the Common Stock beneficially owned by such person; and
•	all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act.

For additional information, see “Stockholder Proposals for 2018 Annual Meeting.”

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee at any point during fiscal year 2016 or the transition period ended December 31, 2016 was an officer or employee of us or had a relationship requiring disclosure. No executive officer of our company served as a member of the compensation committee or as a director of any entity where an executive officer of such entity is a member of our Board of Directors or the Compensation Committee.

Mr. Schiller, our former President and Chief Executive Officer participated in deliberations concerning executive compensation, although he was not responsible for the deliberations or final determination of his compensation.

Director Compensation

We believe that it is important to attract and retain outstanding non-employee directors, and one way that we believe we can achieve this goal is to offer compensation and incentives for such service. Directors who are our employees or employees of any of our subsidiaries receive no additional compensation for their services as directors.

Of the compensation received by our non-employee directors as reflected in the table below, only a portion relates to services during the transition period from July 1, 2016 to December 31, 2016. All compensation paid with respect to transition period services was paid in cash. A description of the compensation of Mr. Schiller, who was an employee director of the Company, is separately provided in this proxy statement under “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock and Unit Awards ($)	All Other Compensation ($)	Total ($)
Predecessor Board Pre-Emergence
William Colvin(1)	$106,500	$—	$—	$106,500
Cornelius Dupré II(1)	95,500	—	—	95,500
Hill A. Feinberg(1)	81,500	—	—	81,500
Kevin Flannery(1)	96,500	—	—	96,500
Scott A. Griffiths(1)	89,500	—	—	89,500
James LaChance(1)	80,000	—	—	80,000
Board Post-Emergence
Michael S. Bahorich(2)	—	—	—	—
George Kollitides(2)	—	—	—	—
Steven Pully(2)	—	—	—	—
Michael S. Reddin(2)	—	—	—	—
James W. Swent III(2)	—	—	—	—
Charles W. Wampler(2)	—	—	—	—

(1)	Pursuant to the Plan, as of the Emergence Date, these directors resigned from the Predecessor Board. Following the resignation of all of the directors of EXXI Ltd and in accordance with Bermuda law, the Provisional Liquidator assumed full control of EXXI Ltd’s affairs and will continue to do so until the conclusion of the Bermuda Proceeding.
(2)	On the Emergence Date, by operation of the Plan, these individuals became members of our board of directors. Mr. Brooks, who has been appointed as the Chief Executive Officer and President of the Company, will not receive additional compensation for his service on the Board of Directors.

The Predecessor Board previously adopted the Energy XXI Services, LLC Directors’ Deferred Compensation Plan (the “Directors’ Deferred Compensation Plan”). Under the Directors’ Deferred Compensation Plan, non-employee directors may elect to defer all or a portion of their cash and equity compensation. Payment will be made within 30 days following the director’s separation from service or on another date selected by the director. Payment is made in a lump sum in either cash or our Predecessor’s common shares depending on the type of compensation that was deferred by the director.

In connection with our emergence from the Chapter 11 Cases, the Directors’ Deferred Compensation Plan was terminated. During the transition period from July 1, 2016 to December 31, 2016, there were no deferrals and no distributions under the Directors’ Deferred Compensation Plan.

On January 6, 2017, the Board adopted the Non-Employee Director Compensation Policy (the “Director Compensation Policy”), pursuant to which each non-employee director is entitled to receive, or has received, the compensation as set forth in the Director Compensation Policy. The Director Compensation Policy provides for annual cash retainers of (i) $75,000 for serving on the Board or $125,000 for serving as the Non-Executive Chairman of the Board; (ii) $25,000 for serving as the Chairman of the Audit Committee and $12,500 for serving as a member of the Audit Committee; (iii) $25,000 for serving as the Chairman of the Compensation Committee and $12,500 for serving as a member of the Compensation Committee; and (iv) $10,000 for serving as the Chairman of the Nomination and Governance Committee and $5,000 for serving as a member of the Nomination and Governance Committee. As set forth in the Director Compensation Policy, each non-employee director is also eligible to receive (a) an initial restricted stock unit award of $200,000 or $300,000 for the Non-Executive Chairman of the Board and (b) $130,000 of annual restricted stock units or $175,000 for the Non-Executive Chairman of the Board. The deemed value utilized by the Board for purposes of the equity awards granted in January 2017 pursuant to the Director Compensation Policy was $20 per share. All equity awards granted pursuant to the Director Compensation Policy are subject to the terms and conditions of the Energy XXI Gulf Coast, Inc. 2016 Long Term Incentive Plan (the “2016 LTIP”), to such director’s continued service on the Board, and to acceleration upon the occurrence of specified events.

Awards of restricted stock units made pursuant to the Director Compensation Policy may be deferred in a non-qualified deferred compensation plan pursuant to which a director may defer the settlement of restricted stock units. The deferral election will allow a director to defer the receipt and taxation of the common stock issuable pursuant to the awards past the otherwise applicable vesting date to the earlier to occur of (i) a change of control (as defined in the 2016 LTIP) or (ii) the director’s separation from service with us and our subsidiaries for any reason (provided the restricted stock units are vested).

On January 17, 2017, we made initial awards of restricted stock units to our non-employee directors in accordance with the terms of the Director Compensation Policy in the amount of 15,000 restricted stock units to Mr. Reddin and 10,000 to Messrs. Bahorich, Kollitides, Pully, Swent and Wampler (the “Initial Grant”). The Initial Grants vest in three equal installments on January 31, 2018, December 31, 2018 and December 31, 2019 unless deferred as described above. On January 17, 2017, we also made annual awards to our non-employee directors in accordance with the Director Compensation Policy in the amount of 8,750 restricted stock units to Mr. Reddin and 6,500 restricted stock units to Messrs. Bahorich, Kollitides, Pully, Swent and Wampler (the “Annual Grant”). One-half of the Annual Grants vested on the date of grant and one-half will vest on January 31, 2018 unless deferred as described above and except as described below with respect to Mr. Pully. Mr. Pully is not standing for reelection to the Board of Directors at the 2017 Annual Meeting. However, in recognition of the significant contributions made by Mr. Pully to the Board, the Board has agreed that Mr. Pully’s equity grants that would have otherwise vested on January 31, 2018 will vest on the date of the 2017 Annual Meeting. This will result in the vesting of 3,333 restricted stock units from Mr. Pully’s Initial Grant and 3,250 restricted stock units from Mr. Pully’s Annual Grant.

On February 2, 2017, as required by our Third Amended and Restated Bylaws, in connection with the appointment of Mr. Reddin as Chairman of the Board and CEO and President on an interim basis, the Board elected an Independent Lead Director of the Board. In connection with the election, the Board also approved an additional cash retainer in the amount of $50,000 for any year in which a director serves as Lead Independent Director. Additionally, on February 2, 2017 the Board approved the creation of the Strategic Review Committee of the Board. In connection with the creation of the Strategic Review Committee, the Board approved annual cash retainers of $50,000 for each member of the Strategic Review Committee and an additional $25,000 cash retainer for the chairperson of the Strategic Review Committee.

On March 31, 2017, in recognition of the extensive work of the Nomination and Governance Committee in its ongoing search for our next non-interim Chief Executive Officer, the Board approved additional one-time fees of (i) $50,000 for Mr. Wampler, the chairperson of the Nomination and Governance Committee, (ii) $33,333 for each of Mr. Bahorich and Mr. Pully and (iii) $10,000 for Mr. Kollitides. These amounts were earned on April 17, 2017 in connection with the Board’s appointment of Mr. Brooks as the Chief Executive Officer and President of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 17, 2017 the number and percentage of our outstanding Common Stock that, according to the information available to us, were owned by (1) each of our directors and each person nominated to become one of our directors, (2) each of our executive officers who are our “Named Executive Officers” for whom we provide compensation information in this proxy statement, (3) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock and (4) all of our directors and executive officers as a group.

For purposes of the table below, we deem Common Stock subject to options, warrants, restricted stock units that are currently exercisable or exercisable within 60 days of April 17, 2017 (or with respect to which the holder otherwise has the right to receive shares now or during that 60 day period) to be outstanding and to be beneficially owned by the person holding the options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as expressly stated otherwise, the address for the beneficial owners listed below is: Energy XXI Gulf Coast, Inc., 1021 Main Street, Suite 2626, Houston, Texas 77002.

Name and Address of Beneficial Owner	No. of shares of Common Stock	Percent of Class
Franklin Resources, Inc., et al.(1) One Franklin Parkway, San Mateo, CA 94403-1906.	9,272,284	27.7%
Oaktree Capital Management, L.P., et al.(2) 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071	3,998,251	12.0%
Mudrick Capital Management, L.P.(3) 527 Madison Avenue, 6th Floor, New York, NY 10022.	3,090,047	9.3%
DW Partners, LP and DW Investment Partners, LLC(4) 590 Madison Avenue, 13th Floor, New York, NY 10022	3,260,186	9.8%
Tyrus Capital S.A.M.(5) 4 Avenue Roqueville, Monaco, MC 98000	2,044,345	6.1%
Michael S. Bahorich(6)	3,250		*
Douglas E. Brooks	—	—
George Kollitides(7)	3,250		*
Steven Pully(8)	9,833		*
Michael S. Reddin(9)	4,375		*
Stanford Springel	—	—
James W. Swent III(10)	3,250		*
Charles W. Wampler(11)	3,250		*
John D. Schiller, Jr.	—	—
Bruce W. Busmire	—	—
Antonio de Pinho	—	—
Hugh A. Menown	—	—
Scott Heck	—	—
All directors and officers as a group (9 persons as of April 17, 2017)	27,208		*

*	Indicates less than 1%
(1)	Based solely on information furnished in the Schedule 13G/A filed by Franklin Resources, Inc. and certain of its affiliates with the SEC on January 10, 2017. The amount of securities consists of 9,049,928 shares of Common Stock and 222,356 warrants beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. (“FRI”). According to the Schedule 13G/A, Franklin Templeton Institutional, LLC has sole investment discretion and voting authority with regard to 115,439 securities and FAV has sole investment discretion and voting authority with regard to 9,156,845 securities. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services.
(2)	Based solely on information furnished in the Schedule 13G and Form 4s filed by Oaktree Capital Management, L.P. and certain of its affiliates with the SEC on January 10, 2017 and March 3, 2017, respectively. Oaktree-Forrest Multi-Strategy, LLC (“Forrest”) directly holds 28,860 shares of Common Stock and has the sole voting and investing power of such securities. Oaktree Opportunities Fund IX Delaware, L.P. (“Fund IX Delaware”) directly holds 3,286,612 shares of Common Stock and 64,995 warrants and has the sole voting and investing power of such securities. Oaktree Opportunities Fund IX (Parallel 2), L.P. (“IX Parallel 2”) directly holds 30,154 shares of Common Stock and 594 warrants and has the sole voting and investing power of such securities. Oaktree Value Opportunities Fund Holdings, L.P. (“VOF Holdings”) directly holds 564,923 shares of Common Stock and 22,113 warrants and has the sole voting and investing power of such securities.

Oaktree Fund GP, LLC (“Fund GP”) is the general partner of Fund IX Delaware; Oaktree Value Opportunities Fund GP, L.P. (“VOF GP”) is the general partner of VOF Holdings; Oaktree Value Opportunities Fund GP Ltd. (“VOF GP Ltd.”) is the general partner of VOF GP; Oaktree Opportunities Fund IX GP, L.P. (“Fund IX GP”) is the general partner of IX Parallel 2; Oaktree Opportunities Fund IX GP Ltd. (“Fund IX GP Ltd.”) is the general partner of Fund IX GP; Oaktree Fund GP I, L.P. (“GP I”) is the managing member of Fund GP and the sole shareholder of each of VOF GP Ltd. and Fund IX GP Ltd.; Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I; OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I; Oaktree Holdings, LLC (“Holdings”) is the managing member of Holdings I; Oaktree Capital Management, L.P. (“Management”) is the sole director of each of VOF GP Ltd. and Fund IX GP Ltd. and the manager of Forrest; Oaktree Holdings, Inc. (“Holdings, Inc.”) is the general partner of Management; Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings and the sole shareholder of Holdings, Inc.; and Oaktree Capital Group Holdings GP, LLC is the duly elected manager of OCG.

(3)	Based solely on information furnished in the Schedule 13G filed by Mudrick Capital Management, L.P. and Mr. Jason Mudrick with the SEC on February 10, 2017. Mudrick Capital Management and Mr. Mudrick have shared voting and investing power with regard to the 3,090,047 shares of Common Stock beneficially owned.
(4)	Based solely on information furnished in the Schedule 13G filed by DW Partners, (“DW”) and DW Investment Partners, LLC (“DWIP”) with the SEC on February 10, 2017. DW and DWIP have shared voting and investing power with regard to the securities beneficially owned. DW, as the investment adviser to the ultimate beneficial owners of the Common Stock (the “Funds”), may direct the vote and dispose of the shares of Common Stock held by the Funds. DWIP, as the general partner of DW, may direct it to direct the vote and dispose of the shares of Common Stock held by the Funds. In accordance with Rule 13d-3(d)(1) under the Exchange Act, the amount of securities beneficially owned includes 59,543 warrants.
(5)	Based solely on information furnished in the Schedule 13G filed by Tyrus Capital S.A.M. and Mr. Tony Chedraoui with the SEC on January 10, 2017. The amount of securities beneficially owned consists of 1,712,342 shares of Common Stock held for the account of Tyrus Capital Event Master Fund Limited (“Tyrus Ltd.”) and 272,460 shares of Common Stock and 59,543 warrants held for the account of TC Five Limited (“TC Ltd.”). Tyrus S.A.M. serves as investment manager to each of Tyrus Ltd. and TC Ltd. Mr. Chedraoui is Chief Investment Officer and control person of Tyrus S.A.M. Tyrus S.A.M. and Mr. Chedrauoi have shared voting and investing power with regard to the securities beneficially owned.
(6)	These restricted stock units were awarded to Mr. Bahorich under the 2016 LTIP. Settlement of this portion of this award is deferred until the earlier of (a) a change of control of the Company or (b) the date that Mr. Bahorich ceases to be a member of the Board of Directors.
(7)	These restricted stock units were awarded to Mr. Kollitides under the 2016 LTIP. Settlement of this portion of this award is deferred until the earlier of (a) a change of control of the Company or (b) the date that Mr. Kollitides ceases to be a member of the Board of Directors.

(8)	These restricted stock units were awarded to Mr. Pully under the 2016 LTIP. 3,250 of the restricted stock units are vested, but settlement of this portion of this award is deferred until the earlier of (a) a change of control of the Company or (b) the date that Mr. Pully ceases to be a member of the Board of Directors. However, Mr. Pully’s equity grants of 6,583 shares that would otherwise not have vested until January 31, 2018 will vest on the date of the 2017 Annual Meeting.
(9)	These restricted stock units were awarded to Mr. Reddin under the 2016 LTIP. Settlement of this portion of this award is deferred until the earlier of (a) a change of control of the Company or (b) the date that Mr. Reddin ceases to be a member of the Board of Directors.
(10)	These restricted stock units were awarded to Mr. Swent under the 2016 LTIP. Settlement of this portion of this award is deferred until the earlier of (a) a change of control of the Company or (b) the date that Mr. Swent ceases to be a member of the Board of Directors.
(11)	These restricted stock units were awarded to Mr. Wampler under the 2016 LTIP. Settlement of this portion of this award is deferred until the earlier of (a) a change of control of the Company or (b) the date that Mr. Wampler ceases to be a member of the Board of Directors.

INFORMATION ABOUT EXECUTIVE OFFICERS

The following table sets forth certain information, as of the date of this proxy statement, regarding each of our executive officers. Our executive officers are elected by our Board of Directors and serve until their death, resignation or removal by our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

The following persons are our executive officers.

Name	Age	Position(s) with the Company
Douglas E. Brooks	58	Chief Executive Officer and President
Hugh A. Menown	58	Executive Vice President, Chief Financial Officer and Chief Accounting Officer
Scott M. Heck	59	Chief Operating Officer

Douglas E. Brooks was appointed by our Board of Directors to serve as the Chief Executive Officer and President on April 17, 2017; his biographical information is located under “Information About Directors.”

Hugh A. Menown has served as Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company since February 2017 and as Executive Vice President, Chief Accounting Officer of the Company or our Predecessor since May 2007. Previously, he served as Chief Information Officer of our Predecessor from July 2010 to October 2014, and he served as Senior Vice President of our Predecessor from July 2010 until June 2014 when he was promoted to Executive Vice President. From August 2006 until his appointment as our Chief Accounting Officer, Mr. Menown worked for our Predecessor as an independent consultant, working for the first seven months of 2006 as an independent consultant in the energy industry. From March 2002 until December 2005 Mr. Menown was employed by Quanta Services, Inc., serving as Chief Financial Officer of two of its subsidiaries. From 1987 to 1999, Mr. Menown provided audit and related services for clients at PricewaterhouseCoopers, LLP in the Houston office, where for seven years he was the partner in charge of the transaction services practice providing due diligence, mergers and acquisition advisory and strategic consulting to numerous clients in various industries. Mr. Menown has more than 35 years of experience in mergers and acquisitions, auditing and managerial finance, is a certified public accountant and a 1980 graduate of the University of Missouri-Columbia with a bachelor’s degree in business administration.

Scott M. Heck has served as Chief Operating Officer of the Company since February 2, 2017. Mr. Heck has over 36 years of experience in upstream oil and gas engineering and leadership roles with Tenneco Oil Company, Hess E&P, and most recently at Bennu Oil & Gas LLC (“Bennu”), the last 14 years of which have been in senior executive roles with extensive offshore accountabilities. He served as Bennu’s Chief Operating Officer from February 2014 until November 2016, overseeing all exploration and production operations and support services, reporting to Bennu’s chief executive officer. Mr. Heck joined Bennu directly from Hess, where he had worked since June 1989 and had held executive positions of increasing seniority and responsibility since 2005. At Hess, Mr. Heck served as Senior Vice President-Global Offshore Exploration and Production from 2013 to February 2014, Senior Vice President-Global Offshore Exploration from 2012 to 2013, Senior Vice President-E&P Technology from 2007 to 2013, and Senior Vice President-Americas & West Africa Production from 2005 to 2007. He is a graduate of the Marietta College with a bachelor’s degree in Petroleum Engineering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On the Emergence Date, the Company entered into a Registration Rights Agreement with the holders representing 10% or more of the Common Stock outstanding on that date or who acquire 10% or more of the Common Stock outstanding within six months of the Emergence Date (the “Registration Rights Agreement”). The Registration Rights Agreement provides resale registration rights for the holders’ Registerable Securities (as defined in the Registration Rights Agreement). On February 28, 2017 the Company filed a registration statement on Form S-3 for the offer and resale of the Common Stock held by the parties to the Registration Rights Agreement.

EXECUTIVE COMPENSATION

On April 14, 2016, our Predecessor and the other affiliated debtors filed the bankruptcy petitions seeking relief under the provisions of Chapter 11 of the Bankruptcy Code. Following the filing, our Predecessor continued to operate its business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On December 30, 2016, the Emergence Date, the Debtors satisfied the conditions to effectiveness, the Plan became effective in accordance with its terms and we and the other reorganized Debtors emerged from the Chapter 11 Cases. In connection with the satisfaction of the conditions to effectiveness as set forth in the Confirmation Order and in the Plan, we completed a series of internal reorganization transactions together with our Predecessor pursuant to which our Predecessor transferred substantially all of its remaining assets to reorganized us, as the new parent entity, and, accordingly, we succeeded to the entire business and operations previously consolidated for accounting purposes at our Predecessor.

Our named executive officers (the “Named Executive Officers” or “NEOs”) or former NEOs who were also NEOs of our Predecessor, like our employees generally and Predecessor’s shareholders and other stakeholders, were significantly impacted by the Chapter 11 Cases. The information presented in this Compensation Discussion and Analysis reflects compensation for our Predecessor’s NEOs for the transition period from July 1, 2016 through December 31, 2016.

As a result of the Plan, there are no assets remaining in EXXI Ltd, and, under Bermuda law, shareholders (including preferred shareholders) of EXXI Ltd will receive no payments. EXXI Ltd will be dissolved at the conclusion of the Bermuda Proceeding, and as such, the shareholders will no longer have any interest in EXXI Ltd as a matter of Bermuda law. Therefore, our NEOs or former NEOs who were also NEOs of our Predecessor will not receive any value on account of their stock options, restricted stock units, performance units or any other equity holdings in their EXXI Ltd common shares despite the values reflected in this Compensation Discussion and Analysis.

COMPENSATION DISCUSSION AND ANALYSIS

The analysis set forth below explains our compensation programs, as well as the objectives and rationales for the various elements of our compensation, for our Named Executive Officers for the year ended December 31, 2016:

•	Mr. John D. Schiller, Jr., former President and Chief Executive Officer.
•	Mr. Bruce W. Busmire, former Chief Financial Officer.
•	Mr. Hugh Menown, Executive Vice President, Chief Financial Officer and Chief Accounting Officer.
•	Mr. Antonio de Pinho, former Chief Operating Officer.

This discussion is organized as follows:

•	Part I: Executive Summary — discusses our overall approach to compensation and the factors that contributed to setting our compensation, including for the transition period from July 1, 2016 through December 31, 2016 and a brief summary of compensation for the fiscal year that will end December 31, 2017.
•	Part II: Elements of Compensation — analyzes the components of our Named Executive Officers’ compensation.
•	Part III: Factors for Determining Transition Period Compensation — reviews the factors in determining compensation for the transition period from July 1, 2016 to December 31, 2016 for our Named Executive Officers.
•	Part IV: Roles of Contributors to our Compensation Program — reviews the participants and tools that help us make compensation decisions.
•	Part V: Material Tax and Accounting Considerations — discusses various regulatory matters that contribute to our compensation decisions.

Part I: Executive Summary

2015 Say on Pay Vote

Our Predecessor’s shareholders were given an opportunity to vote on our executive compensation program in connection with the 2015 Annual General Meeting of the Shareholders of the Predecessor. In 2015, our Predecessor’s shareholders voted to approve, on a non-binding advisory basis, the compensation of our named executive officers, as set forth below. In a non-binding advisory vote regarding the frequency at which shareholder approval of our executive compensation arrangements would be sought, shareholders also voted in favor of annual approval, as set forth below.

NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION

Votes For	Votes Against	Abstain	Broker Non-Votes
21,409,658	2,847,100	6,268,373	47,372,978

NON-BINDING ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
21,087,588	326,956	2,616,970	6,493,617	47,372,978

Changes to Executive Compensation Programs

In light of our Predecessor’s stock price and the market environment at the time that the Predecessor Compensation Committee set executive compensation for fiscal year 2016, the Predecessor Compensation Committee took the following actions related to fiscal 2016 executive compensation, which decisions were not revised during the transition period:

•	Reduced 2016 long-term incentive (“LTI”) target values by 60%;
•	Gave no base salary increases to executives for the 2016 fiscal year;
•	Added Absolute Total Shareholder Return and net debt reduction milestones for our Predecessor’s 2016 LTI program;
•	Changed the frequency of the say-on-pay vote from triennial to annual, beginning in 2015, to enhance shareholder communication process related to executive compensation.

Executive Summary of Compensation Programs

The offshore oil and gas industry is strongly influenced by the factors shown below that significantly affect strategic decision making and Company performance over time. Recruiting, hiring and retaining executives who understand and can evaluate this environment is also key to our success. These factors include:

•	complex technical expertise;
•	overarching effect of world oil markets;
•	large concentrated capital investments with long payback horizons;
•	hiring needs for employees with highly specialized skills sets;
•	cyclical nature of oil and gas demand and pricing; and
•	laws, regulations, customs, safety and environmental considerations that can have significant impact on results.

These factors also influence how we design and administer our executive pay programs to aim to be competitive and drive superior company performance. Most notably, these influences are seen in the following:

•	our annual incentive plan design, which includes strategic financial and operational measures; and
•	our use of both time-based and performance-based long-term incentives.

What We Do	What We Don’t Do
Award annual incentive compensation and the majority of long-term compensation subject to achievement of pre-established performance goals	Provide excise tax gross-ups to future executives Allow repricing of underwater stock options without stockholder approval
Use an independent compensation consultant	Provide excessive perquisites
Review executive compensation tally sheets
Perform an annual risk assessment of our executive compensation programs

Transition Period Compensation

Compensation with respect to salary and employee benefits for NEOs for the transition period remained the same as fiscal year June 30, 2016.

In accordance with the Plan, prior to the Emergence Date, the following officers of our Predecessor were appointed as our officers:

Name	Offices
John D. Schiller, Jr.	Chief Executive Officer and President
Bruce W. Busmire	Chief Financial Officer
Antonio de Pinho	Chief Operating Officer
Hugh Menown	Executive Vice President, Chief Accounting Officer

Compensation Changes Occurring After December 31, 2016

Departure of John D. Schiller, Jr.

On February 2, 2017, John D. Schiller, Jr. ceased to serve as our President and Chief Executive Officer and also ceased to serve as a member of the Board. In connection with his termination of employment, the employment-related provisions of his Executive Employment Agreement, dated as of December 31, 2016 (the “Schiller Employment Agreement”) were terminated as of February 2, 2017. Under the Schiller Employment Agreement, Mr. Schiller is entitled to receive the following benefits, subject to his entry into a waiver and release agreement (i) a lump-sum cash severance payment in the amount of $2 million, and (ii) reimbursement for the monthly cost of maintaining health benefits for Mr. Schiller and his spouse and eligible dependents as of the date of his termination for a period of 18 months to the extent Mr. Schiller elects Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) continuation coverage, less applicable taxes and withholding. The $2 million cash severance payment was paid on April 3, 2017, the 60th day after the termination date. Those payments and benefits are subject to Mr. Schiller’s continued compliance with certain confidentiality, non-competition, non-solicitation and non-disparagement provisions of the waiver and release agreement.

On February 2, 2017, we entered into a consulting agreement (the “Schiller Consulting Agreement”) with Mr. Schiller, pursuant to which Mr. Schiller has agreed to serve as a special advisor to the Board during a transition period of up to six months. In consideration for those services, we have agreed to pay Mr. Schiller a consulting fee equal to $50,000 per month. The Schiller Consulting Agreement may be terminated by the Company upon 30 days’ notice, by mutual agreement, upon Mr. Schiller’s death and by either party upon the material breach of the Schiller Consulting Agreement or the provisions of the Schiller Employment Agreement that remained in force following Mr. Schiller’s termination of employment.

Appointment of Interim Chief Executive Officer

In light of Mr. Schiller’s departure, the Board appointed Michael S. Reddin to serve as our President and Chief Executive Officer on an interim basis, effective February 2, 2017. We entered into an employment agreement with Michael S. Reddin (the “Interim CEO Employment Agreement”) in connection with his interim appointment by the Board as our Chief Executive Officer and President, effective as of February 2, 2017. The Interim CEO Employment Agreement has an initial term expiring one month after the date a successor Chief Executive Officer and President is appointed by the Board, unless terminated earlier by either party upon 30 days advance written notice. As a result of the appointment of Mr. Brooks as Chief Executive Officer and President on April 17, 2017, Mr. Reddin’s employment period under the Interim CEO Employment Agreement will expire on May 17, 2017.

The Interim CEO Employment Agreement provides for a monthly salary of $100,000, prorated for any partial month of service during Mr. Reddin’s employment period. During his employment period, Mr. Reddin will continue to serve as a director and as Chairman of the Board. However, in light of his employee status, Mr. Reddin has resigned from the Board’s Nomination and Governance Committee.

During his employment period, (i) Mr. Reddin continues to receive the annual restricted stock grants and annual cash retainer awarded to non-employee members of the Board including director compensation payable based on Mr. Reddin’s service as Chairman of the Board and (ii) Mr. Reddin continues to vest in his outstanding equity awards as if he remained a non-employee member of the Board during his employment period. However, Mr. Reddin is not entitled to participate in any severance plan or otherwise receive any severance benefits or participate in the Company’s employee equity compensation program.

Appointment of Chief Executive Officer

On April 17, 2017, we entered into the Brooks Employment Agreement, pursuant to which Mr. Brooks became our Chief Executive Officer and President on that date (the “Brooks Effective Date”). In connection with the Board’s approval of the Brooks Employment Agreement, the Board increased the size of the Board from six to seven directors and appointed Mr. Brooks to fill the newly-created directorship.

The Brooks Employment Agreement has an initial employment period of three years. Beginning with the third anniversary of the Brooks Effective Date, Mr. Brooks’s employment period (“Employment Period”) will renew automatically for an additional year on each anniversary unless either we or Mr. Brooks gives notice of non-renewal at least 90 days before the next renewal date. The Brooks Employment Agreement provides for an annual base salary of $700,000, with an annual target bonus of 100% of Mr. Brooks’s base salary. The actual amount of Mr. Brooks’s annual bonus will range from 0% to 200% of his base salary, based upon the satisfaction of goals and objectives established from time to time by the Compensation Committee.

During his Employment Period, Mr. Brooks will be eligible to participate in any equity compensation arrangement or plan offered to senior executives. On April 17, 2017, Mr. Brooks received an equity grant under the 2016 LTIP for the 2017 calendar year with a grant date value equal to 500% of his base salary (“2017 Equity Grant”), (i) 50% of which value was granted in the form of 61,728 stock-settled restricted stock units (valued on the date of grant based on the market price of the Common Stock) (“RSUs”) and (ii) 50% of which value was granted in the form of 172,686 ten-year stock options with an exercise price of $28.35 per share (valued on the date of grant based on third party Black-Scholes methodology). The stock options and RSUs granted to Mr. Brooks as part of his 2017 Equity Grant will vest in three equal installments on each of the first three anniversaries of the Brooks Effective Date, in each case provided that Mr. Brooks remains continuously employed by us on the applicable vesting date, except as described below in connection with certain terminations by us without Cause or by Mr. Brooks for Good Reason. (Both Cause and Good Reason are defined in the Brooks Employment Agreement and summarized below.) Any stock options that have not been exercised or forfeited on the tenth anniversary of the Brooks Effective Date will expire at that time.

On April 17, 2017, Mr. Brooks also received a sign-on bonus in the form of an additional grant of 49,382 RSUs under the 2016 LTIP (the “Sign-On Equity Grant”). The Sign-On Equity Grant had a grant date value (based on market price on such date) equal to 200% of Mr. Brooks’s base salary. The RSUs granted to Mr. Brooks as part of the Sign-On Equity Grant vest 50% on December 29, 2017 and 50% on December 31,

2018, in each case provided that Mr. Brooks remains continuously employed by us on the applicable vesting date, except as described below in connection with a termination by us for Cause or a termination by Mr. Brooks for Good Reason.

Furthermore, if a Change of Control (as defined in the 2016 LTIP) occurs while Mr. Brooks is still employed by us, then any unvested RSUs or stock options granted as part of his 2017 Equity Grant or the Sign-On Equity Grant will immediately become vested and will be subject to the terms of the 2016 LTIP.

Should Mr. Brooks be terminated by us for Cause or should Mr. Brooks terminate his employment other than for Good Reason, we will make no further payments under the Brooks Employment Agreement other than the following accrued benefits:

•	the salary and business expenses to which he is entitled immediately prior to such termination;
•	any bonus or other incentive award that (x) relates to a completed performance period and (y) has been earned but not yet paid on or prior to Mr. Brooks’s termination date; and
•	any other amounts or benefits required to be paid or provided by law or under any of our plans, programs, policies or practices.

Should Mr. Brooks be terminated by us without Cause or should Mr. Brooks resign for Good Reason, Mr. Brooks will receive his accrued benefits, and subject to Mr. Brooks’s continuing compliance with the nondisclosure, non-compete, non-solicitation and non-disparagement provisions in the Brooks Employment Agreement, Mr. Brooks will be entitled to certain severance benefits, as described below. (For purposes of the Brooks Employment Agreement, our non-renewal of Mr. Brooks’s Employment Period prior to the fifth anniversary of the Brooks Effective Date would be treated as a termination by us without Cause, but not after the fifth anniversary.) Mr. Brooks’s severance benefits would be as follows:

•	a lump sum cash payment in an amount equal to (i) 200% of the base salary plus (ii) a bonus severance component calculated in the manner described below;
•	reimbursement for the monthly cost of maintaining health benefits for Mr. Brooks (and Mr. Brooks’s spouse and eligible dependents) as of the date of termination of employment under our group health plan for purposes of COBRA, excluding any short-term or long-term disability insurance benefits, for a period of 18 months following the date of the termination of employment, to the extent Mr. Brooks elects COBRA;
•	any unvested portion of the Sign-On Equity Grant would become fully vested at termination of employment; and
•	if (i) we consummate a third party business combination that does not qualify as a Change of Control, but is a Corporate Change (as defined in the Brooks Employment Agreement), and (ii) Mr. Brooks’s employment terminates as a result of that transaction on or before the 90th day after the Corporate Change is consummated, then any unvested time-vesting RSUs and stock options would become fully vested at termination of employment.

The severance component relating to Mr. Brooks’s bonus compensation is calculated in accordance with the table set forth below. However, for purposes of the calculation, each actual bonus amount for a prior year included in the calculation will be capped at the target bonus for that prior year.

If the termination of employment occurs during:	Bonus Severance Component
The year ending December 31, 2017	100% of target bonus for year ending December 31, 2017
The year ending December 31, 2018	200% of target bonus for year ending December 31, 2017
Any calendar year after 2018	200% of average actual bonuses paid for the most recent two completed years

During Mr. Brooks’s Employment Period and for a period of twelve months thereafter, Mr. Brooks cannot: (i) perform services for, or have over a five percent (5%) ownership interest in, or participate in, any competing business; or (ii) solicit, recruit or hire, or assist any person, or entity in the solicitation, recruitment or hiring of any person engaged by us as an employee, officer, director or consultant.

For purposes of the Brooks Employment Agreement, “Cause” means (i) gross negligence or willful misconduct in the performance of, or abuse of alcohol or drugs rendering Mr. Brooks unable to perform his material duties, provided that the conduct remains unremedied for twenty days following receipt of written notice; (ii) conviction of, or plea of nolo contendere to, any crime involving moral turpitude or a felony; (iii) commission of an act of embezzlement, deceit or fraud intended to result in Mr. Brooks’s personal and unauthorized enrichment at our expense; (iv) the material violation of the Brooks Employment Agreement or any other agreement between Mr. Brooks and us; (v) the intentional material violation of our written policies; (vi) failure to follow a lawful directive of the Board.

For purposes of the Brooks Employment Agreement, “Good Reason” means (i) the material diminution of Mr. Brooks’s authority, duties or responsibilities; (ii) a material diminution of Mr. Brooks’s base salary or target bonus; (iii) the requirement that Mr. Brooks permanently relocate anywhere outside the greater Houston, Texas metropolitan area; (iv) our failure to nominate Mr. Brooks for election as a director or to use all reasonable efforts to cause Mr. Brooks to be elected as a director or (v) our material breach of the Brooks Employment Agreement.

For purposes of the Brooks Employment Agreement, “Corporate Change” means the consummation of a business combination (including, without limitation, by merger, consolidation, share exchange, tender offer, exchange offer, sale of all or substantially all of the assets of one of the parties, or other similar transaction) between the Company (or one of its subsidiaries) and an unaffiliated third party entity, in each case regardless of whether that business combination constitutes a “Change of Control” under the 2016 LTIP.

Departure of Bruce Busmire

Mr. Busmire ceased to serve as our Chief Financial Officer on February 2, 2017. Mr. Busmire is not party to an employment agreement with us, nor does he participate in a severance plan. A severance payment in the amount of $750,000, less applicable taxes and withholdings, was made to Mr. Busmire in consideration for the performance of the terms and conditions set forth in his Resignation Agreement and General Release, including, without limitation, a general release and non-disparagement provision. We have also agreed to reimburse Mr. Busmire for the monthly cost of maintaining health benefits for Mr. Busmire and his spouse and eligible dependents as of the date of his termination for a period of 18 months to the extent Mr. Busmire elects COBRA continuation coverage.

Departure of Antonio de Pinho

Mr. de Pinho ceased serving as our Chief Operating Officer on February 2, 2017. Mr. de Pinho is not party to an employment agreement with us, nor does he participate in a severance plan. A severance payment in the amount of $750,000, less applicable taxes and withholdings, was made to Mr. de Pinho in consideration for the performance of the terms and conditions set forth therein, including, without limitation, a general release and non-disparagement provision. We have also agreed to reimburse Mr. de Pinho for the monthly cost of maintaining health benefits for Mr. de Pinho and his spouse and eligible dependents as of the date of his termination for a period of 18 months to the extent Mr. de Pinho elects COBRA continuation coverage.

Appointment of Chief Operating Officer

On February 2, 2017, the Board appointed Scott M. Heck as our Chief Operating Officer. In connection with his appointment we entered into an employment agreement with Mr. Heck (the “Heck Employment Agreement”) effective as of February 2, 2017 (the “Heck Effective Date”). The Heck Employment Agreement provides for a three year Employment Period. The Heck Employment Agreement provides for an annual base salary of $450,000, with an annual target bonus of 100% of Mr. Heck’s base salary. The actual amount of Mr. Heck’s annual bonus will range from 0% to 200% of his base salary, based upon the satisfaction of goals and objectives established from time to time by the Compensation Committee.

During his Employment Period, Mr. Heck will be eligible to participate in any equity compensation arrangement or plan offered to senior executives. On the Heck Effective Date, Mr. Heck received a 2017 Equity Grant with a grant date value equal to 200% of his base salary. In order to implement his 2017 Equity

Grant, Mr. Heck was granted (i) options to acquire 44,363 shares of the Common Stock, with an exercise price of $30.50 per share and a ten year term and (ii) 14,754 stock-settled RSUs. The stock options and the RSUs granted to Mr. Heck as part of his 2017 Equity Grant will vest in three equal installments on each of the first three anniversaries of the Heck Effective Date, in each case provided that Mr. Heck remains continuously employed by us on the applicable vesting date. Any stock options that have not been exercised or forfeited on the tenth anniversary of the Heck Effective Date will expire at that time.

Furthermore, if a Change of Control (as defined in the 2016 LTIP) occurs while Mr. Heck is still employed by us, then any unvested RSUs or stock options granted as part of his 2017 Equity Grant (or his Supplemental Equity Grant described below) will immediately become vested and will be subject to the terms of the 2016 LTIP.

Should Mr. Heck be terminated by us for Cause (as defined in the Heck Employment Agreement) or should Mr. Heck terminate his employment other than for Good Reason (as defined in the Heck Employment Agreement), we will make no further payments under the Heck Employment Agreement other than the following accrued benefits:

•	the salary and business expenses to which he is entitled immediately prior to such termination;
•	any bonus or other incentive award that (x) relates to a completed performance period and (y) has been earned but not yet paid on or prior to Mr. Heck’s termination date; and
•	any other amounts or benefits required to be paid or provided by law or under any of our plans, programs, policies or practices.

Should Mr. Heck be terminated by us without Cause or should Mr. Heck resign for Good Reason, Mr. Heck will receive his accrued benefits, and subject to Mr. Heck’s continuing compliance with the nondisclosure, non-compete, non-solicitation and non-disparagement provisions in the Heck Employment Ageement, Mr. Heck will be entitled to the following severance benefits:

•	a lump sum cash payment in an amount equal to (i) 200% of the Base Salary plus (ii) a bonus severance component calculated in the manner described below; and
•	reimbursement for the monthly cost of maintaining health benefits for Mr. Heck (and Mr. Heck’s spouse and eligible dependents) as of the date of termination of employment under our group health plan for purposes of COBRA, excluding any short-term or long-term disability insurance benefits, for a period of 18 months following the date of the termination of employment, to the extent Mr. Heck elects COBRA.

The severance component relating to Mr. Heck’s bonus compensation is calculated in accordance with the table set forth below. However, for purposes of the calculation, each actual bonus amount for a prior year included in the calculation will be capped at the target bonus for that prior year.

If the termination of employment occurs during:	Bonus Severance Component
The year ending December 31, 2017	100% of target bonus for year ending December 31, 2017
The year ending December 31, 2018	200% of actual bonus paid for year ending December 31, 2017
Any calendar year after 2018	200% of average actual bonuses paid for the most recent two completed years

During Mr. Heck’s Employment Period and for a period of twelve months thereafter, Mr. Heck cannot: (i) perform services for, or have over a five percent (5%) ownership interest in, or participate in, any competing business; or (ii) solicit, recruit or hire, or assist any person, or entity in the solicitation, recruitment or hiring of any person engaged by us as an employee, officer, director or consultant.

For purposes of the Heck Employment Agreement, “Cause” means (i) gross negligence or willful misconduct in the performance of, or abuse of alcohol or drugs rendering Mr. Heck unable to perform his material duties, provided that the conduct remains unremedied for twenty days following receipt of written notice; (ii) conviction of, or plea of nolo contendere to, any crime involving moral turpitude or a felony; (iii) commission of an act of embezzlement, deceit or fraud intended to result in Mr. Heck’s personal and unauthorized enrichment at our expense; (iv) the material violation of the Heck Employment Agreement, our written policies, or any other agreement between Mr. Heck and us; (v) failure to follow a lawful directive of the Chief Executive Officer or the Board.

For purposes of the Heck Employment Agreement, “Good Reason” means (i) the material diminution of Mr. Heck’s authority, duties or responsibilities; (ii) a material diminution of Mr. Heck’s base salary or target bonus; (iii) the requirement that Mr. Heck permanently relocate anywhere outside the greater Houston, Texas metropolitan area; or (iv) our material breach of the Heck Employment Agreement.

On April 17, 2017, the Compensation Committee granted 15,873 RSUs to Mr. Heck, with a grant date value equal to 100% of Mr. Heck’s base salary, as a supplement to the February 2, 2017 equity grants required under the Heck Employment Agreement (the “Supplemental Equity Grant”). Similar to Mr. Brooks’s Sign-On Equity Grant, the RSUs granted to Mr. Heck as part of the Supplemental Equity Grant vest 50% on December 29, 2017 and 50% on December 31, 2018, in each case provided that Mr. Heck remains continuously employed by us on the applicable vesting date. The Compensation Committee made the Supplemental Equity Grant in recognition of the fact that Mr. Heck’s Gulf of Mexico experience and operational skills complement Mr. Brooks’s experience and skills. The Compensation Committee and the Board believed that it was important to encourage Mr. Heck to team with Mr. Brooks to develop and execute our operating strategy moving forward.

Adoption of Severance Plan

On February 27, 2017, the Board adopted the Energy XXI Gulf Coast, Inc. Employee Severance Plan (the “EGC Severance Plan”). The EGC Severance Plan provides our employees, including certain Named Executive Officers, with certain severance benefits upon a termination of employment without “cause.” For more information regarding the EGC Severance Plan, see Potential Payments upon Termination or a Change in Control — Events Occurring After December 31, 2016.

Perquisites

For 2017, the Company did not renew the additional life insurance coverage that was previously provided to executives by the Predecessor. In February of 2017, the Company also discontinued the use of Company-leased automobiles previously provided to certain executives by the Predecessor.

Part II: Elements of Compensation

Below is a summary of the elements of our Named Executive Officers’ compensation for the transition period from July 1, 2016 through December 31, 2016, each of which has historically been reviewed annually:

Element	Objective	Design Elements
Base salary	To provide a baseline level of cash compensation to recognize qualifications and industry experience	Reviewed annually with consideration given to an individual’s performance and experience level
Cash bonus	To motivate and reward executive officers’ contributions to achieve short-term performance goals	Balanced scorecard that rewards executives for the achievement of pre-established strategic, financial, and operational goals
Retirement benefits	401(k): To provide retirement benefits and encourage retention	401(k): All eligible employees receive a company matching contribution based on pretax contributions in an amount equal to 100% of the first 6% of eligible compensation contributed to the plan
	Profit sharing: To provide retirement benefits and encourage retention	Profit sharing: Has historically paid an amount equal to up to 10% of employee’s base salary and cash bonus, but no such amounts were paid in 2016

Element	Objective	Design Elements
Health and welfare benefits	To provide health and welfare benefits to executives	Health and welfare benefits including medical, dental, vision and disability coverage. The Company provides the same level of benefits to both executives and employees except that Mr. Schiller has no co-payment for eligible health benefits pursuant to his Employment Agreement
Severance	To mitigate uncertainty and motivate executives to focus on stockholder value irrespective of termination or in the event of a change in control	See Potential Payments upon Termination or a Change in Control — Payments upon Termination of Mr. Schiller
Perquisites	Generally discouraged, but utilized in limited circumstances where a business reason exists for the benefit	Other than executive life insurance coverage and use of a company-leased automobile, the Company did not generally provide perquisites in 2016

Part III: Factors for Determining Fiscal Year 2016 Compensation

As in past years, our executive compensation program for the transition period from July 1, 2016 through December 31, 2016 primarily consisted of the elements described above.

We did not set targets in 2016 for the mix of compensation among the various elements when determining compensation awards. The mix of value attributable to each of the elements of compensation is generally driven by our desire to emphasize variable and at risk compensation, such as cash bonus and long-term incentives, over fixed compensation.

Individual performance has a significant impact on determining each compensation component, other than for certain perquisites and benefits that are provided to all of our executive officers. Each individual Named Executive Officer’s annual performance is evaluated based on a review of his contributions to our business results both for the year and the long-term impact of the individual’s behavior and decisions. As a result of its yearly review for fiscal year 2016, the Predecessor Compensation Committee made the adjustments listed below for each element of compensation.

Base Salary

Our goal is to set base salaries for our Named Executive Officers at levels that are competitive in order to attract and retain top talent. The individual base salary levels are generally reviewed annually and are adjusted as appropriate based on an analysis of individual performance and experience, input from compensation consultants and our financial performance. This base salary review is performed in connection with the annual competitive compensation review.

In light of our Predecessor’s stock price and the market environment at the time that the Predecessor Compensation Committee was determining executive compensation for fiscal year 2016, the Predecessor Compensation Committee elected to freeze base salaries for fiscal year 2016, and no base salary increases were provided to our Named Executive Officers.

Cash Bonuses

Our Predecessor historically awarded cash bonuses based on overall performance that drives shareholder value over time. For the transition period from July 1, 2016 to December 31, 2016, Mr. Menown was the only Named Executive Officer awarded a cash bonus. Such cash bonus was paid in recognition of his services in connection with our emergence from the Chapter 11 Cases. No decisions have been made by the Compensation Committee regarding cash bonuses for fiscal year 2017.

Long-term Incentives

As a result of the Plan, there are no assets remaining in EXXI Ltd, and, under Bermuda law, shareholders of EXXI Ltd will receive no payments. EXXI Ltd will be dissolved at the conclusion of the Bermuda Proceeding, and as such, the shareholders will no longer have any interest in EXXI Ltd as a matter of Bermuda law. Therefore, our Named Executive Officers will not receive any value for their restricted stock units (whether time based or performance based) described below to the extent those awards had vesting dates following our emergence from Chapter 11.

Our long-term incentives have been designed to provide performance-based awards to our executives and employees for their contribution to our stability, growth and creation of stockholder value over the long term. Our long-term incentives were previously provided under the Energy XXI Services, LLC 2006 Long-Term Incentive Plan (the “Predecessor LTIP”) last amended and approved by shareholders at the 2015 Annual General Meeting of the Shareholders of the Predecessor. The Predecessor LTIP provided our Predecessor the authority to offer stock options, stock appreciation rights, restricted shares and other stock or performance-based awards.

On the Emergence Date, we entered into the 2016 LTIP, which is a comprehensive equity-based award plan as part of the go-forward compensation for our officers, directors, employees and consultants (“Service Providers”). The total number of shares of our common stock reserved and available for delivery with respect to awards under the 2016 LTIP is 1,859,552 shares (or 5% of the total new equity). Our Board will determine the types of equity based awards (which may include stock option, stock appreciation rights, restricted stock, restricted stock units, bonus stock awards, performance awards, other stock based awards or cash awards) and the terms and conditions (including vesting and forfeiture restrictions) of such awards. Awards under the 2016 LTIP will be awarded to the Service Providers selected in the discretion of our Board; provided, however, that 3% of the 5% total new equity on a fully diluted basis reserved under the 2016 LTIP must be allocated by our Board no later than 120 days after the Emergence Date.

Severance or Change in Control Benefits

Prior to our emergence from the Chapter 11 Cases, we provided the Named Executive Officers with certain severance and change in control payments through Mr. Schiller’s Employment Agreement and the Energy XXI Services, LLC Employee Severance Plan (“Severance Plan”). In connection with our emergence, the Severance Plan was terminated, and Mr. Schiller entered into a new employment agreement.

Other Benefits

While not the primary focus of our compensation plans, the Predecessor Compensation Committee determined that the perquisites and other benefits the Predecessor provided to its Named Executive Officers in the transition period from July 1, 2016 through December 31, 2016 were necessary in order to ensure each of its executives have a total compensation package that was competitive with market practices. Many of our Predecessor’s benefits plans, such as matching contributions to the Energy XXI Services 401(k) Plan, are standard in the market place for qualified executive officers and, thus, both the Compensation Committee and Predecessor Compensation Committee believe such offerings are necessary to hire and retain qualified personnel. Additional life insurance coverage and use of Company-leased automobiles were also provided to executive officer personnel and certain other executives through December 31, 2016, but these perquisites have been discontinued for 2017.

Profit Sharing Arrangements

An additional component of our annual compensation program is our discretionary profit sharing program, which may annually pay an amount equal to up to 10% of an applicable employee’s base salary and cash bonus to the Energy XXI Services 401(k) Plan. The Compensation Committee has complete discretion, taking into account management’s recommendation and any other factors it may deem appropriate, to make the determination about the percentage of the respective Named Executive Officer’s compensation that will be contributed by us in any annual period. Such contributions are, to the extent they exceed certain 401(k) levels, made to the Energy XXI Services LLC Restoration Plan, which is a nonqualified deferred compensation program.

No profit sharing amounts were paid to the Named Executive Officers during the transition period from July 1, 2016 to December 31, 2016.

The profit sharing amounts paid to the Named Executive Officers are reported in the Summary Compensation Table under the “All Other Compensation” column and the specific amounts are specifically set forth in the footnote to such column.

Part IV: Roles of Contributors to our Compensation Program

Oversight of the Compensation Program

The Compensation Committee is responsible for overseeing the compensation programs and policies for the Executive Officers. As part of that responsibility, the Compensation Committee reviews our compensation and benefits policies, evaluates the performance of our Chief Executive Officer and approves the compensation levels for our Executive Officers. Additionally the Compensation Committee, along with our Board of Directors, reviews, equity-based compensation plans and other compensation arrangements for the Executive Officers.

Role of Compensation Committee in Compensation Decisions

Each director who is a member of the Compensation Committee qualifies as an “independent” director under the NASDAQ Listing Standards. The Compensation Committee makes compensation decisions for each Named Executive Officer. The Compensation Committee may also seek recommendations with respect to the compensation of our Named Executive Officers from independent consultants. The Compensation Committee may also receive input from management. However, the Compensation Committee will make all final decisions for our Named Executive Officers.

Role of Outside Consultants in Compensation Decisions

No compensation decisions were made during the transition period from July 1, 2016 to December 31, 2016, and no independent consultant was utilized.

Part V: Material Tax and Accounting Considerations

In designing our compensation programs, we take into consideration the tax and accounting effect that each element will or may have on us, the Named Executive Officers and other employees as a group. We aim to keep the expense related to our compensation programs as a whole within certain affordability levels. The number of shares of Common Stock available under the 2016 LTIP and/or subject to equity awards may also be adjusted by the Compensation Committee to prevent dilution or enlargement of rights in the event of various changes in our capitalization.

We account for employee share-based awards in accordance with the provisions of FASB ASC Topic 718. All share-based payments to employees, including grants of restricted shares and options under the 2016 LTIP, are measured at fair value on the date of grant and recognized in the statement of operations as compensation expense over their requisite service periods.

Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction for certain compensation in excess of $1 million paid to our chief executive officer and our three other most highly compensated executive officers other than our principal financial officer. While we will continue to assess the impact of Section 162(m) on compensation arrangements during our upcoming fiscal year, we presently expect that the bonus payments and the awards of restricted shares, restricted stock units, stock options and performance units, to the extent that they exceed this $1 million threshold, will not likely qualify for exclusion from the million dollar cap when paid. Maintaining tax deductibility will not be the sole consideration taken into account by the Compensation Committee in determining what compensation arrangements are in our and our stockholders’ best interests.

Compensation Committee Report

No portion of this report and the information contained in this report shall be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act through any general statement incorporating by reference in this proxy statement in which this report appears in its entirety, except to the extent that the company specifically incorporates this report or a portion of this report by reference. Furthermore, this report and the information contained in this report shall not be deemed to be “soliciting material” or “filed” under such Acts.

The Compensation Committee of the Company is responsible for:

•	reviewing, evaluating and approving the agreements, plans, policies and programs of the Company to compensate its officers and directors,
•	reviewing and discussing with the Company’s management the “Compensation Discussion and Analysis” to be included in the Company’s proxy statement for its annual meeting of stockholders and to determine whether to recommend to our Board of Directors that the “Compensation Discussion and Analysis” be included in such reports, in accordance with the applicable rules and regulations,
•	producing a report on executive compensation each year for publication in our proxy statement for our annual meeting of stockholders, in accordance with the applicable rules and regulations, and
•	discharging our Board of Directors responsibilities relating to compensation of our officers and directors.

Among other things, we review general compensation issues and determine the compensation of all of our officers, including the Named Executive Officers. The Compensation Committee has the authority described in the Compensation Committee Charter, which has been approved by our Board of Directors. The Compensation Committee Charter provides that the Compensation Committee has all authority of our Board of Directors as required or advisable to fulfill the purposes of such committee, and permits such committee to form and delegate some or all of its authority to subcommittees when it deems appropriate. A copy of the Compensation Committee Charter is available on the Company’s website at www.energyxxi.com and can be accessed by clicking on “Leadership” and then on “Corporate Governance.”

The Compensation Committee currently consists of Messrs. Pully (who serves as its chair), Bahorich, Kollitides and Swent. Each of such members of the Compensation Committee meets the independence requirements established by our Board of Directors and as set forth in the NASDAQ Listing Standards.

We have reviewed and discussed the Compensation Discussion and Analysis included herein, and we met and held discussions with the Company’s management with respect to the Compensation Discussion and Analysis. Based upon our review and discussions with management, we recommended to our Board of Directors that the Compensation Discussion and Analysis appearing in this proxy statement be included herein.

Respectfully submitted by the Compensation Committee,

Steven Pully, Chairman
Michael S. Bahorich
George Kollitides
James W. Swent, III

Summary Compensation Table

The compensation disclosed in the summary compensation table for each named executive officer was for services provided for each fiscal year covered in all capacities to our Predecessor and its subsidiaries. Our Predecessor provided compensation to our named executive officers under the terms of the employment agreement with Mr. Schiller, our Predecessor’s 2006 LTIP Plan and other compensation programs. All of the former and current named executive officers employed by our Predecessor or us, other than Mr. Schiller, Mr. Brooks, Mr. Reddin and Mr. Heck, are “at will” employees and do not have employment contracts with us.

As a result of the Plan, there are no assets remaining in EXXI Ltd, and, under Bermuda law, shareholders of EXXI Ltd will receive no payments. EXXI Ltd will be dissolved at the conclusion of the Bermuda Proceeding, and as such, the shareholders will no longer have any interest in EXXI Ltd as a matter of Bermuda law. As a result, all awards under the Predecessor LTIP, including performance-based awards and share-based compensation plans that remained unvested at the Emergence Date were cancelled and shareholders received no payments with respect to EXXI Ltd’s common shares. Additionally, at the Emergence Date, all of EXXI Ltd’s existing share-based compensation plans, the 2008 Fair Market Value Purchase Plan and Employee Stock Purchase Plan were cancelled.

The following table presents information concerning compensation earned by, paid to or accrued for our named executive officers for the six month transition period from July 1, 2016 to December 31, 2016 and for our Predecessor’s fiscal years ended June 30, 2016, June 30, 2015 and June 30, 2014.

Name and Principal Position	Year/Period(1)	Salary(2)	Bonus(3)	Non-Equity Incentive Plan Compensation	Stock Awards	All Other Compensation(4)	Total
John D. Schiller, Jr. Former President & Former Chief Executive Officer	12/31/2016	$455,000	$—	$—	$—	$25,662	$480,662
	2016	910,000	568,750	1,472,016	1,203,614	134,628	4,289,008
	2015	908,750	—	—	7,900,568	410,350	9,219,668
	2014	891,250	1,850,000	—	11,429,350	331,784	14,502,384
Bruce W. Busmire Former Chief Financial Officer	12/31/2016	260,000	—	—	—	9,000	269,000
	2016	520,000	234,000	700,960	573,150	54,125	2,082,235
	2015	366,667	80,000	—	1,907,500	19,400	2,373,567
Hugh Menown Chief Financial Officer & Chief Accounting Officer	12/31/2016	212,500	100,000	—	—	10,364	322,864
	2016	425,000	159,375	412,488	542,752	66,653	1,606,268
	2015	422,083	505,000	—	2,219,797	120,550	3,267,430
	2014	385,833	460,000	—	2,988,420	111,233	3,945,486
Antonio de Pinho Former Chief Operating Officer	12/31/2016	260,000	—	—	—	600	260,600
	2016	520,000	234,000	700,960	573,150	46,125	2,074,235
	2015	483,125	115,000	—	4,216,223	131,125	4,945,473
	2014	372,917	485,000	—	2,873,250	114,241	3,845,408

(1)	References to “12/31/2016” in this column are to the six month transition period from July 1, 2016 to December 31, 2016. References to “2016” in this column are to our Predecessor’s fiscal year ended June 30, 2016 (the “2016 fiscal year”), references to “2015” in this column are to our Predecessor’s fiscal year ended June 30, 2015 (the “2015 fiscal year”) and references to “2014” in this column are to our Predecessor’s fiscal year ended June 30, 2014 (the “2014 fiscal year”).
(2)	In July 2015, our Predecessor’s Compensation Committee determined not to change the base salary rates for the named executive officers for the 2016 fiscal year and retained the base salary rates that were in effect for the 2015 fiscal year. In July 2014, our Predecessor’s Compensation Committee approved an increase in the base salary rate for each named executive officer for fiscal year 2015. The slight discrepancy in the “Salary” column above between fiscal year 2015 and fiscal year 2016 is the result of each named executive officer receiving one month’s pay based on their fiscal year 2014 base rate for July 2014 before the raise was implemented in August 2014.
(3)	Fiscal 2016 annual bonuses were paid in April 2016. Amounts paid in respect to our Predecessor’s profit sharing program under its 401(k) plan are not included in the “Bonus” column but are reported under the “All Other Compensation” column and discussed in footnote (6) below.
(4)	For 2016, “All Other Compensation” amounts in the Summary Compensation Table consist of the following items:

Name	Period(a)	Insurance(b)	Health Club Allowance(c)	Automobile Lease(d)	Clubs(e)	Deferred Compensation Plan(f)	Profit Sharing(g)	401(k) Company Match(h)	Total
John D. Schiller, Jr.	12/31/2016	—	600	12,142	12,880	—	—	—	25,622
Bruce W. Busmire	12/31/2016	—	600	8,400	—	—	—	—	9,000
Hugh Menown	12/31/2016	—	600	8,400	1,364	—	—	—	10,364
Antonio de Pinho	12/31/2016	—	600	—	—	—	—	—	600

(a)	References to “12/31/2016” in this column are to the six month transition period from July 1, 2016 to December 31, 2016.

(b)	Represents the value of life insurance premiums paid by our Predecessor on behalf of the named executive officer.
(c)	Represents the amount paid by our Predecessor to subsidize a portion of health club dues of the respective named executive officer.
(d)	Represents the amount paid by our Predecessor for its Company-leased automobiles provided for use by the respective named executive officer.
(e)	Represents club dues paid by our Predecessor.
(f)	Represents our Predecessor’s contributions made to our nonqualified deferred compensation plan on behalf of our named executive officers.
(g)	Represents our Predecessor’s profit sharing contributions made on behalf of each named executive officer to its 401(k) plan. Our Predecessor’s contributions on behalf of each named executive officer pursuant its profit sharing program that exceed certain legal limitations applicable to its 401(k) plan are made to our Predecessor’s nonqualified deferred compensation plan.
(h)	Represents our Predecessor’s matching contributions made on behalf of each named executive officer to its 401(k) plan.

Grants of Plan-Based Awards in Transition Period

No grants of plan-based awards were made during the transition period from July 1, 2016 through December 31, 2016.

Outstanding Equity Awards at 2016 Fiscal Year-End

All outstanding equity awards were cancelled in connection with the Debtors’ emergence from the Chapter 11 Cases. As such, no equity awards were outstanding as of December 31, 2016, the last day of the transition period.

Option Exercises and Stock Vested in Fiscal Year 2016

No options were exercised and no awards vested during the transition period from July 1, 2016 through December 31, 2016. All options and stock awards were cancelled in connection with the Debtors’ emergence from the Chapter 11 Cases.

Nonqualified Deferred Compensation

Each of our Named Executive Officers is eligible to participate in the Energy XXI Services, LLC Restoration Plan (the “Restoration Plan”). The plan is an unfunded arrangement intended to be exempt from the participation, vesting, funding and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended, and to comply with Section 409A of the Code. Our obligations under the plan will be general unsecured obligations to pay deferred compensation in the future to eligible participants in accordance with the terms of the plan from our general assets. The Compensation Committee acts as the plan administrator.

The Restoration Plan provides for four different types of contributions: (1) employee deferral contributions, (2) employer matching contributions otherwise payable to our tax qualified retirement plan but for non-discrimination rules limiting the amount of employee compensation that can be considered in calculating matching contributions under that plan, (3) profit sharing contributions otherwise payable to our tax qualified retirement plan but for non-discrimination rules limiting the amount of employee compensation that can be considered in calculating profit sharing contributions under that plan, and (4) discretionary employer contributions. Employee deferral contributions are always 100% vested and nonforfeitable. Historically, employer contributions have also been 100% vested, however, beginning January 1, 2013, an employee must be employed on the last day of any calendar year in order to receive a discretionary employer contribution for that calendar year. Compensation for purposes of the plan includes the base compensation and bonuses.

A participant’s Restoration Plan account balance generally will be paid in a single lump sum distribution on the date that is six months following the participant’s separation from service or, if earlier, upon the participant’s death. In addition, to the extent an employee makes employee deferral contributions to the

Restoration Plan, the employee may also elect to receive a distribution of such amounts upon the earlier to occur of a fixed date (which is at least two years after the plan year of such deferrals) or the date that is six months following the participant’s separation from service (or, if earlier, upon the participant’s death). All amounts under the Restoration Plan are invested in the same investment elections provided under our tax-qualified retirement plan and, consequently, earnings do not constitute above market earnings or interest for purposes of SEC disclosure rules.

Nonqualified Deferred Compensation Table for Transition Period

Name(1)	Company Contributions in 2016 ($)(2)	Aggregate Earnings in 2016 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at end of 2016 ($)(3)
John D. Schiller, Jr.	$—	$(5,455)	$—	$50,451
Bruce Busmire	—	8	—	20,108
Hugh Menown	—	(152)	—	118,040
Antonio de Pinho	—	58	—	157,927

(1)	None of the Named Executive Officers made employee deferral contributions to the Restoration Plan during the transition period from July 1, 2016 through December 31, 2016.
(2)	All amounts reflected in this column have also been reported in the Summary Compensation Table under the heading of “All Other Compensation” for the transition period.
(3)	We have reported the following amounts as contributed to the Restoration Plan on behalf of the Named Executive Officers in prior fiscal years: (a) Mr. Schiller — $298,950 (2015 fiscal year), $231,900 (2014 fiscal year), $377,333 (2013 fiscal year), $358,971 (2012 fiscal year), $350,615 (2011 fiscal year), $148,533 (2010 fiscal year), $102,708 (2009 fiscal year), $307,010 (2008 fiscal year) and $70,000 (2007 fiscal year); (b) Mr. Menown — $72,550 (2015 fiscal year), $59,433 (2014 fiscal year), $76,500 (2012 fiscal year) and $39,590 (2011 fiscal year); and (c) Mr. de Pinho — $76, 275 (2015 fiscal year) and $59,367 (2014 fiscal year).

Potential Payments upon Termination or a Change in Control

As discussed above in the Compensation Discussion and Analysis, we believe that it is important to provide our Named Executive Officers with certain severance and change in control payments or benefits in order to establish a stable work environment for the individuals responsible for our day to day management. In order to assist us in this goal, on the Emergence Date, we entered into an employment agreement with Mr. Schiller as our President and Chief Executive Officer effective as of that date (the “Schiller Employment Agreement”). The Schiller Employment Agreement superseded the employment agreement Mr. Schiller had in place with our Predecessor prior to the Emergence Date. In connection with our emergence from the Chapter 11 Cases, the Severance Plan and performance unit awards were terminated. We did not enter into employment agreements with any of Messrs. Busmire, Menown and de Pinho and we were not a party to any agreements with them that would have provided for any payments upon a termination of employment or a change in control.

On February 2, 2017, the employment of Messrs. Schiller, Busmire and de Pinho was terminated. As required by the rules under the Exchange Act, below we discuss payments that would have become due to Mr. Schiller had he been terminated on December 31, 2016. We also discuss payments that will be made (or were made) to Messrs. Schiller, Busmire, and de Pinho in connection with their terminations.

Other than the payments that were made due to an actual termination of employment, payments and benefits described in this discussion assume for illustrative purposes that termination events occurred on December 31, 2016 and are made pursuant to the terms of the Schiller Employment Agreement.

Potential Payments upon Termination of Mr. Schiller

On the Emergence Date, we entered into the Schiller Employment Agreement with John D. Schiller, Jr. as our President and Chief Executive Officer. The Schiller Employment Agreement superseded the employment agreement Mr. Schiller had in place with our Predecessor prior to the Emergence Date. The

Schiller Employment Agreement had an initial term expiring on December 30, 2019 and provided for an annual base salary of $910,000 (“Base Compensation”) with an annual target bonus of 125% of Mr. Schiller’s Base Compensation (“Target Bonus”).

The Schiller Employment Agreement provided that should Mr. Schiller be terminated by us for Cause (as defined in the Schiller Employment Agreement) or should Mr. Schiller terminate his employment other than for Good Reason (as defined in the Schiller Employment Agreement), we would make no further payments under the Schiller Employment Agreement other than the salary and business expenses to which he would have been entitled immediately prior to such termination (the “Accrued Benefits”).

Should Mr. Schiller have been terminated by us for a reason other than for Cause (other than due to his death or Disability (as defined in the Schiller Employment Agreement)) or should Mr. Schiller have resigned for Good Reason, Mr. Schiller would have received the Accrued Benefits, and subject to Mr. Schiller executing and not revoking a mutual release of claims, Mr. Schiller would have been entitled to the following:

•	on or prior to the first anniversary of the Emergence Date, (i) a lump sum of $2 million and (ii) reimbursement for the monthly cost of maintaining health benefits for Mr. Schiller and his spouse and eligible dependents as of the date of termination of employment for a period of 18 months to the extent Mr. Schiller elected continuation coverage pursuant to COBRA.
•	after the first anniversary of the Emergence Date, (i) three times his Base Compensation and Target Bonus and (ii) reimbursement for the monthly cost of maintaining health benefits for Mr. Schiller and his spouse and eligible dependents as of the date of termination of employment for a period of 18 months to the extent Mr. Schiller elected COBRA continuation coverage.

The Schiller Employment Agreement provided that in the event of Mr. Schiller’s death or his termination by us on account of his Disability during the term of the Schiller Employment Agreement, we would have been obligated to continue for twelve months after his death or such termination due to Disability to pay the Base Compensation payments to Mr. Schiller or his beneficiary, or if none, his estate, as applicable.

The Schiller Employment Agreement provided that during the term of Mr. Schiller’s employment and for a period of twelve months thereafter, Mr. Schiller would not have been able to: (i) perform services for, or have over a five percent (5%) ownership interest in, or participate in competing business; or (ii) solicit, recruit or hire, or assist any person, or entity in the solicitation, recruitment or hiring of any person engaged by the New Parent as an employee, officer, director or consultant.

Potential Payments upon Termination of Messrs. Busmire, Menown or de Pinho

In connection with our emergence from the Chapter 11 Cases, the Severance Plan and performance unit awards were terminated. Additionally, none of Messrs. Busmire, Menown and de Pinho are party to employment agreements with us. As such, none of Messrs. Busmire, Menown and de Pinho would have been entitled to receive severance payments upon a change of control or any kind of termination of employment with us, other than payments required by applicable law.

Quantification of Potential Payments upon Termination or a Change in Control

As noted above, none of Messrs. Busmire, Menown or de Pinho would have been entitled to receive any severance payments upon a change of control or any kind of termination of employment with us on December 31, 2016. As such, they are not included in the table below. With respect to Mr. Schiller, for purposes of the table below, we made reasonable assumptions, such as all legitimate reimbursable business expenses and all earned salary payments are current on the date of the potential termination event. We assumed each event occurred on December 31, 2016, on which day, following our emergence from the Chapter 11 Cases, all outstanding equity awards had been terminated. Actual amounts cannot be determined with complete accuracy until such time as an actual termination or change of control occurs, but the values below are our best estimate as to the potential payments Mr. Schiller would have received as of December 31, 2016.

Named Executive Officer	Termination by Executive for Good Reason, Termination by Company without Cause(1)	Disability	Death
John D. Schiller, Jr.
Salary	$2,000,000	$910,000	$910,000
Bonus	$—	$—	$—
Accelerated Equity	$—	$—	$—
Continued Medical	$46,722	$—	$—
Tax Gross-up	$—	$—	$—

(1)	In connection with Mr. Schiller’s resignation, he is entitled to receive severance benefits as if he were terminated without Cause pursuant to his employment agreement with us. For more information regarding Mr. Schiller’s resignation, please read Part I — “Compensation Changes Occurring After December 31, 2016.”

The Employment Agreement

The payments and benefits shown in this section with respect to Mr. Schiller reflect our obligations under the Schiller Employment Agreement as in effect as of December 31, 2016. Our “Severance” obligations were to make a lump sum payment within 60 days following the date of termination, unless Mr. Schiller is a “specified employee” pursuant to Section 409A of the Code and such Code section requires us to delay payments for a period of six months in order to comply with that Code section.

The Schiller Employment Agreement also contained certain restrictive covenants. In addition to customary confidentiality provisions, Mr. Schiller would remain subject to one year non-compete and non-solicitation restrictions following a termination of his employment.

The following table summarizes certain definitions applicable to the Schiller Employment Agreement:

Term	Summary Definition
Cause	Executive’s (1) embezzlement, fraud, gross negligence or willful misconduct in the performance of his duties; (2) commission of a felony; or (3) material breach of the Schiller Employment Agreement or any other agreement with us; (4) failure to follow any lawful directive of the Board or other refusal to perform his duties, provided that we must provide Mr. Schiller with a reasonable opportunity to cure the failure or conduct. Termination for Cause can occur only after Mr. Schiller is provided an opportunity to be heard in person by the Compensation Committee of the Board and the Compensation Committee must approve the termination for Cause by a two-thirds vote.

Term	Summary Definition
Disability	Absence of executive from full-time performance for 180 business days during a 12 month period due to incapacity due to accident, physical or mental illness, or other circumstance in his physician’s opinion which renders him mentally or physically incapable of performing full-time duties.
Good Reason	The occurrence of any of the following, without the executive’s written consent and following at least 90 days’ notice and opportunity to cure of not less than 30 days: (a) change of executive’s title or the assignment of duties that materially adversely alters the status of his office, title, or responsibilities; (b) any material reduction in base compensation or target bonus opportunity; (c) the requirement to permanently relocate anywhere outside the greater Houston, Texas metropolitan area, except for required travel on our business; (d) our material breach of the Schiller Employment Agreement.

Events Occurring After December 31, 2016

As described in more detail above in Part I — “Compensation Changes Occurring After December 31, 2016,” on February 2, 2017 (the “Resignation Date”), Mr. Schiller, Mr. Busmire and Mr. de Pinho resigned their positions with us. In connection with his resignation, Mr. Schiller was entitled to severance benefits under the Schiller Employment Agreement as if he were terminated without Cause. For more information and quantification of the payments and benefits due to Mr. Schiller in connection with his resignation, please read “Executive Compensation — Quantification of Potential Payments upon Termination or a Change in Control.”

In connection with Mr. Busmire’s and Mr. de Pinho’s resignations, we entered into a Resignation Agreement and General Release (the “Resignation Agreement”) with them effective as of the Resignation Date. Pursuant to the terms of the Resignation Agreements, Mr. Busmire and Mr. de Pinho (i) received a lump sum severance payment in the amount of $750,000, less applicable taxes and withholdings and (ii) will be reimbursed for up to 18 months of the monthly premium cost incurred to maintain health coverage for himself, his spouse and his eligible dependents, a cost of $46,722, assuming such reimbursement will continue for the full 18 month period. The Resignation Agreement also acts as a full release of all of Mr. Busmire’s and Mr. de Pinho’s potential claims against us.

On February 27, 2017, the Board adopted the EGC Severance Plan. The EGC Severance Plan provides our employees, including certain Named Executive Officers, with certain severance benefits as outlined below. All severance benefits under the EGC Severance Plan are contingent on the applicable participant’s entry into a release in the form established by us (the “Release”), which Release will include, among other provisions, a release of claims and an acknowledgement that the receipt of the benefits provided under the EGC Severance Plan constitutes full settlement of any claims and causes of action that the applicable participant may have against us, and the continued compliance with the confidentiality and non-solicitation provisions of the EGC Severance Plan.

Pursuant to the EGC Severance Plan, upon a termination of employment due to death, disability or without Cause (as defined below), our Named Executive Officers would be entitled to a lump sum severance payment payable within 15 days after the effectiveness of the Release, and 12 months of continued health coverage, provided that the Named Executive Officer affirmatively elects to enroll in such coverage, at the same rates paid by the Named Executive Officer immediately prior to the termination of employment.

For Named Executive Officers with a “Chief” or “Executive Vice President” title, the lump sum severance payment will be equal to the sum of the Named Executive Officer’s then-current base salary and 50% of the Named Executive Officer’s most recently established target bonus amount, rounded to the nearest $10,000. For Named Executive Officers with a “Senior Vice President” title, the lump sum severance amount will be equal to the Named Executive Officer’s then-current base salary.

For purposes of the EGC Severance Plan, “Cause” means:

•	A merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (i) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of the directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transactions or event or (ii) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event;
•	The dissolution or liquidation of the Company;
•	When any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combine voting power of the outstanding securities of the Company; or
•	As a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election cease to constitute a majority of the Board.

AUDIT COMMITTEE REPORT

Our Audit Committee currently consists of Messrs. Swent (who serves as its chair), Kollitides, Pully and Wampler. Our Board of Directors has determined that each of the members of the Audit Committee meets the independence requirements as set forth in Rule 10A-3(b)(1) under the Exchange Act and the NASDAQ Listing Standards. The Board of Directors has also determined that Mr. Swent qualifies as an “audit committee financial expert” under the rules of the SEC.

Role in Financial Reporting

The management of Energy XXI Gulf Coast, Inc. (for purposes of this Report, the “company”) is responsible for the company’s internal controls and the financial reporting process. The independent auditor hired by the company is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and reports to the company’s Board of Directors with respect to its findings. The responsibility and authority of the Audit Committee is more specifically described in the Audit Committee Charter, which has been approved by the company’s Board of Directors. A copy of the Audit Committee Charter is available on the company’s website at www.energyxxi.com and can be accessed by clicking on “Leadership” and then on “Corporate Governance.”

As part of its oversight role, the Audit Committee discusses with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the company’s financial statements, including any significant changes in the company’s selection or application of accounting principles, any major issues as to the adequacy of the company’s internal controls and any special steps adopted in light of material control deficiencies. The Audit Committee also reviews and discusses with the independent registered public accounting firm any major issues as to the adequacy of the company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting, and discusses with management and the independent registered public accounting firm the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the company’s financial statements. The Audit Committee discusses with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

2016 Financial Statements

In order to fulfill our monitoring and oversight duties, we:

•	reviewed and discussed the audited financial statements contained in the company’s Transition Report on Form 10-K for the transition period ended December 31, 2016 with management and the independent registered public accounting firm, BDO USA, LLP (“BDO”),
•	discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees),
•	received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the firm.

Based on this review and discussions, we recommended to the Board of Directors that the audited consolidated financial statements for the transition period ended December 31, 2016 be included in the company’s Transition Report on Form 10-K for the transition period ended December 31, 2016 for filing with the SEC and the Board of Directors approved such inclusion.

Consistent with the Audit Committee Charter, the Audit Committee is committed to discussing with management and the independent registered public accounting firm any major issues as to the adequacy of the company’s internal controls and any special steps adopted in light of material control deficiencies. The Audit Committee reviews disclosures made by management to the Audit Committee regarding any significant deficiencies in design or operation of internal controls or material weaknesses therein. The Audit Committee also is committed to reviewing and discussing with the independent registered public accounting firm the adequacy of disclosures about changes in internal control over financial reporting.

Auditor Independence

The Company desired to maintain an independent relationship between itself and BDO, and to ensure that level of independence relating to the audit for the transition period ended December 31, 2016, the Audit Committee had in place a pre-approval policy, under which the Audit Committee must pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Company expects to continue to utilize this policy with regard to any services provided by Ernst & Young LLP. In addition, the Audit Committee ensures the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

After reviewing the services provided by BDO, the Audit Committee, in accordance with its charter, deemed BDO was independent during the transition period ended December 31, 2016. No non-audit services were provided by BDO during this period.

The Audit Committee determined that Ernst & Young LLP is independent and authorized the selection of Ernst & Young LLP as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2017. No services have been provided by Ernst & Young LLP as of the time this proxy statement is first being distributed.

Respectfully submitted by the Audit Committee,

James W. Swent III
George Kollitides
Steven Pully
Charles W. Wampler

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and anyone who beneficially owns more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and to furnish copies of such reports to us. Based solely on our review of the copies of these reports furnished to us and representations from our officers and directors, we believe that all filings required to be made under Section 16(a) were made on a timely basis during the transition period ended December 31, 2016 and the fiscal year ended June 30, 2016.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Pursuant to the various rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at the 2018 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary no later than December 22, 2017. No stockholder proposal was received for inclusion in this proxy statement.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board of Directors or a proposal of business to be properly brought before an annual meeting, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. A stockholder making a nomination for election to our Board of Directors or a proposal of business for the 2018 Annual Meeting must deliver proper notice to our Corporate Secretary at least 90 days but not more than 120 days prior to the first anniversary of the date of the 2017 Annual Meeting. In other words, for a stockholder nomination for election to our Board of Directors or a proposal of business to be considered at the 2018 Annual Meeting, it should be properly submitted to our Corporate Secretary no earlier than January 10, 2018, and no later than February 9, 2018.

Under Rule 14a-4(c) under the Exchange Act, our Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2018 Annual Meeting that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board of Directors intends to exercise its discretion to vote on the matter, unless we are notified of the proposal on or before March 7, 2018, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of the matter after March 7, 2018, and the matter nonetheless is permitted to be presented at the 2018 Annual Meeting, our Board of Directors may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the 2018 Annual Meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

For each individual that a stockholder proposes to nominate as a director, the stockholder’s written notice to our Corporate Secretary must include the information set forth under “Board of Directors and Governance — Committees of Our Board of Directors — Director Nomination Process.” From time to time, the Nomination Committee may request additional information from the nominee or the stockholder. For any other business that a stockholder desires to bring before an annual meeting, the stockholder notice must be delivered to Energy XXI Gulf Coast, Inc., 1021 Main Street, Suite 2626, Houston, Texas 77002, Attention: Corporate Secretary, not less than 90 days nor more than 120 days prior to the anniversary date of the 2017 Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our Common Stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies mailed to you, please submit a request to our Corporate Secretary at the address specified above or call our Investor Relations department at (713) 351-3000, and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

Financial Statements

A copy of our 2016 Annual Report, which consists of our transition report for the period ended December 31, 2016 on Form 10-K, accompanies this proxy statement. The 2016 Annual Report is not incorporated in this proxy statement and is not to be deemed part of this proxy soliciting material.

We have filed our transition report on Form 10-K for the transition period ended December 31, 2016 and our Form 10-K for the fiscal year ended June 30, 2016 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov.

Upon written request by a stockholder, we will mail, without charge, a copy of our transition report on Form 10-K for the transition period ended December 31, 2016, including the financial statements and financial statement schedules, but excluding exhibits. Written requests should be delivered to Energy XXI Gulf Coast, Inc., 1021 Main Street, Suite 2626, Houston, Texas 77002, Attention: Corporate Secretary. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

OTHER BUSINESS

Our Board of Directors does not intend to bring any other matters before the 2017 Annual Meeting in addition to those described above, and has not been informed that any other matters are to be presented by others. If other business is properly presented for consideration at the 2017 Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

By order of the Board of Directors

Kerry McDonough
Corporate Secretary
April 19, 2017
Houston, Texas

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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ENERGY XXI GULF COAST, INC.

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PROXY

Please mark your votes like this **X**

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC DIRECTIONS, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 4, AND A ONE YEAR FREQUENCY FOR PROPOSAL 3.

1. ELECTION OF DIRECTORS

Nominee	FOR	WITHHOLD
(01) Michael S. Bahorich	☐	☐
(02) Douglas E. Brooks	☐	☐
(03) George Kollitides	☐	☐
(04) Michael S. Reddin	☐	☐
(05) Stanford Springel	☐	☐
(06) James W. Swent III	☐	☐
(07) Charles W. Wampler	☐	☐

2. TO APPROVE, IN A NON-BINDING ADVISORY VOTE, THE COMPENSATION PROVIDED TO THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. TO APPROVE, IN A NON-BINDING ADVISORY VOTE, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________________ **Signature, if held jointly**____________________________ **Date**____________**, 2017.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The Proxy Statement and our 2016 Annual Report to Stockholders are available at: *http://www.cstproxy.com/energyxxi/2017*

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ENERGY XXI GULF COAST, INC.

The undersigned appoints each of Hugh A. Menown and Scott Heck as proxy with the power to appoint his substitute, and authorizes him to represent and to vote as designated on the reverse hereof, all of the shares of common stock of ENERGY XXI GULF COAST, INC. held of record by the undersigned at the close of business on April 10, 2017 at the Annual Meeting of Stockholders of ENERGY XXI GULF COAST, INC. to be held on May 10, 2017 or at any adjournment thereof.

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted for the election of all director nominees listed in Proposal 1, for Proposals 2 and 4, and a one year frequency for Proposal 3.

(Continued and to be marked, dated and signed, on the other side)